Exhibit 99.2

Equity One, Inc.

Supplemental Information Package

June 30, 2015

Equity One, Inc.
410 Park Avenue, Suite 1220
New York, NY 10022
(212) 796-1760
www.equityone.com

Equity One, Inc.

SUPPLEMENTAL INFORMATION
June 30, 2015
(unaudited)

TABLE OF CONTENTS
Page

Press Release	3-11
Overview
Disclosures	12
Summary Financial Results and Ratios	13-14
Funds from Operations and Earnings Guidance Assumptions	15
Components of Net Asset Value	16-17
Assets, Liabilities, and Equity
Condensed Consolidated Balance Sheets	18
Market Capitalization	19
Income, EBITDA, and FFO
Condensed Consolidated Statements of Operations	20
Net Operating Income	21
Adjusted Consolidated EBITDA	22
Funds from Operations	23
Additional Disclosures	24
Leasing Data
Portfolio Statistics	25
Tenant Concentration - Top Twenty-Five Tenants	26
Recent Leasing Activity	27
Shopping Center Lease Expiration Schedule	28
Property Data
Annual Base Rent of Operating Properties by State	29
Property Status Report	30-38
Real Estate Acquisitions and Dispositions	39
Real Estate Developments and Redevelopments	40
Tactical Capital Improvements	41
Debt Schedules
Debt Summary	42
Consolidated Debt Maturity Schedule	43
Consolidated Debt Summary	44-45
Unconsolidated Joint Venture Supplemental Data	46-48

Equity One, Inc. 410 Park Avenue, Suite 1220 New York, NY 10022 212-796-1760	For additional information: Matthew Ostrower, EVP and Chief Financial Officer
FOR IMMEDIATE RELEASE:
Equity One Reports Second Quarter 2015 Operating Results

New York, NY, July 29, 2015 - Equity One, Inc. (NYSE:EQY), an owner, developer, and operator of shopping centers, announced today its financial results for the three and six months ended June 30, 2015.

“We are delighted with our progress and outstanding results this quarter, including the final entitlement of our $109 million redevelopment and expansion project at Serramonte Center, as well as strong core operating performance that exceeded our expectations in almost every area,” said David Lukes, CEO. “I am also pleased to announce the further simplification of our corporate structure through the unwinding of our GRI joint venture in a transaction in which we received three properties, located in Miami, Florida, in exchange for our interest in the venture and an additional investment of $23.5 million.”

Highlights of the quarter and recent activity include:

•
Generated Recurring Funds From Operations of $0.34 per diluted share and Funds From Operations (FFO) of $0.31 per diluted share for the quarter, and generated Recurring FFO of $0.66 per diluted share and FFO of $0.63 per diluted share for the six months ended June 30, 2015

•
Same-property net operating income (NOI) including redevelopments increased by 4.3% (4.5% excluding redevelopments) as compared to the second quarter of 2014, and increased 4.4% (3.5% excluding redevelopments) for the six months ended June 30, 2015

•	Retail occupancy (excluding developments and redevelopments) increased to 95.5%, up 30 basis points as compared to March 31, 2015, and up 130 basis points as compared to June 30, 2014

•	Same-property occupancy remained unchanged at 95.5% compared to March 31, 2015, and increased by 70 basis points to 95.5% as compared to June 30, 2014

•
Executed 104 leases totaling 738,312 square feet during the quarter, including 91 same space new leases, renewals, and options totaling 554,118 square feet at an average rent spread of 12.6% on a cash basis

•	Retail portfolio average base rent (including developments and redevelopments) was $18.71 per square foot as of June 30, 2015

•
Acquired Concord Shopping Plaza, Shoppes of Sunset, and Shoppes of Sunset II shopping centers located in Miami, Florida totaling 363,787 square feet from the GRI joint venture upon the redemption of the company’s interest in the joint venture in a transaction that valued the three properties at $72.0 million in total. Prior to the redemption, the company made an additional cash contribution to the joint venture of $23.5 million

•	Sold one non-core asset for $8.0 million in July 2015

•	Revised 2015 Recurring FFO guidance to a range of $1.29 to $1.32 per diluted share as compared to previous guidance of $1.28 to $1.31 per diluted share

Financial Highlights

Recurring FFO was $47.3 million, or $0.34 per diluted share, for the second quarter of 2015, as compared to $41.4 million, or $0.32 per diluted share, for the second quarter of 2014, representing a 6% increase on a per share basis. In the second quarter of 2015, the company generated FFO of $44.0 million, or $0.31 per diluted share, as compared to $41.4 million, or $0.32 per diluted share for the second quarter of 2014, representing a 3% decrease on a per share basis. Recurring FFO was $91.5 million, or $0.66 per diluted share, for the six months ended June 30, 2015, as compared to $86.8 million, or $0.67 per diluted share, for the same period of 2014, representing a 1% decrease on a per share basis. For the six months ended June 30, 2015, the company generated FFO of $87.3 million, or $0.63 per diluted share, as compared to $86.2 million, or $0.67 per diluted share for the same period of 2014, representing a 6% decrease on a per share basis.

Both Recurring FFO and FFO for the six months ended June 30, 2014 included a $4.2 million net termination benefit related to the Loehmann’s lease at 101 7th Avenue and a $1.1 million reversal of bad debt expense associated with the settlement of historical real estate taxes with two tenants, together totaling $0.04 per diluted share. Both Recurring FFO and FFO for the six months ended June 30, 2015 included $1.1 million of lease termination fees, accounting for $0.01 per diluted share. Excluding the impact of these items in both periods, Recurring FFO per diluted share would have increased 3% as compared to the six months of 2014.

Net income attributable to Equity One was $27.1 million, or $0.21 per diluted share, for the quarter ended June 30, 2015, as compared to a loss of $2.4 million, or $0.02 per diluted share, for the second quarter of 2014. Net income attributable to Equity One was $35.1 million, or $0.27 per diluted share, for the six months ended June 30, 2015, as compared to $23.9 million, or $0.20 per diluted share, for the same period of 2014. Net income attributable to Equity One for the three months and six months ended June 30, 2015 included $5.5 million related to the company’s remeasurement of the fair value of the company’s existing equity investment in the GRI joint venture. Net income attributable to Equity One for the six months ended June 30, 2015 included $11.1 million in impairment charges related to depreciable real estate, net of tax. Net income attributable to Equity One for the three and six months ended June 30, 2014 included $13.9 million in impairment charges related to depreciable real estate, net of tax. Net income attributable to Equity One for the six months ended June 30, 2014 included $5.8 million related to the company’s pro rata share of the gain on the sale of a joint venture property and the recognition of a $2.2 million gain due to the remeasurement of the company’s existing equity investment in Talega Village Center upon the purchase of its joint venture partners’ interests. A reconciliation of net income (loss) attributable to Equity One to FFO and the reconciling components of FFO to Recurring FFO are provided in the tables accompanying this press release.

Operating Highlights

Same-property NOI including redevelopments increased 4.3% for the second quarter of 2015 as compared to the second quarter of 2014, and included the results of Westwood Shopping Center, Westwood Center II and Talega Village Center which entered the same-property pool effective the second quarter of 2015. Same-property NOI benefited from the inclusion of results from these properties and the strong contribution of The Gallery at Westbury Plaza, as well as strong leasing activity, which helped offset planned vacancies resulting from retenanting efforts. Results were also boosted by improved operating margins resulting from ongoing occupancy strength, which more than offset higher than expected bad debt expense. Same-property NOI excluding redevelopments increased 4.5% for the second quarter of 2015 as compared to the second quarter of 2014, and excluded Serramonte Shopping Center, Countryside Shops, Pablo Plaza, and El Novillo, which were classified as redevelopment properties effective the second quarter of 2015. A reconciliation of same-property NOI to income from continuing operations before tax and discontinued operations is provided in the tables accompanying this press release.

As of June 30, 2015, occupancy for the company’s retail portfolio (excluding developments and redevelopments) was 95.5%, up 30 basis points as compared to March 31, 2015, and up 130 basis points as compared to June 30, 2014. On a same-property basis, occupancy remained unchanged at 95.5% as compared to March 31, 2015, and increased by 70 basis points to 95.5% as compared to June 30, 2014. Anchor space occupancy (excluding developments and redevelopments) was 99.8% as of June 30, 2015 up 10 basis points as compared to March 31, 2015, and shop space occupancy (excluding developments and redevelopments) was up 50 basis points to 86.7% as of quarter-end as compared to 86.2% as of March 31, 2015. The stability of occupancy on a sequential basis exceeded expectations, largely because incremental leasing activity offset expected occupancy declines in properties undergoing retenanting efforts.

During the second quarter of 2015, the company executed 104 new leases, renewals, and options totaling 738,312 square feet, including 91 same space leases totaling 554,118 square feet. On a same space cash basis, average rents for these leases increased by 12.6%. On a same space basis, 30 new leases were executed in the second quarter of 2015 comprising 154,157 square feet at an average rental rate of $15.93 per square foot, representing a 7.4% increase from prior cash rents. Additionally, the company executed 61 renewals and options on a same space basis, totaling 399,961 square feet at an average rental rate of $15.28 per square foot, representing a 14.9% increase from prior cash rents.
Development and Redevelopment Activities

As of June 30, 2015, the company had approximately $277.1 million of active development and redevelopment projects underway of which $159.2 million remained to be incurred.

During the second quarter, the company received unanimous approval by the City Council of Daly City, California of its plans for a multi-phased redevelopment and expansion project at Serramonte Shopping Center. This redevelopment is expected to ultimately add 247,000 new square feet (209,000 of net leasable square feet), including an entertainment wing, new retail buildings, restaurant pads, an approximately 1,000 stall parking deck, and common area improvements of the existing interior mall. As of the date of this release, new leases have been executed with Buy Buy Baby, Cost Plus World Market, Dave & Buster’s, and Daiso, totaling approximately 92,700 square feet, or 38% of the planned new retail gross leasable area (GLA), at an average base rent of $29.20 per square foot. The company is engaged in active negotiations with other national retailers for the remaining space. The project, which will commence site work during the third quarter of 2015, has a total budgeted cost of $109.1 million of which $107.5 million remained to be incurred as of June 30, 2015.

In addition to Serramonte, three additional redevelopments have been added to the company’s redevelopment pipeline during the second quarter of 2015, including Countryside Shops, Pablo Plaza, and El Novillo. At Countryside Shops, in Cooper City, Florida, the company plans to build a new store for Publix, reconfigure existing space to accommodate another junior anchor, and make other enhancements to the center, at a budgeted cost of $16.4 million. At Pablo Plaza, in Jacksonville, Florida, an $18.0 million project is planned which will add a Whole Foods specialty grocery anchor, add a PetSmart junior anchor, reconfigure shop space to accommodate another junior anchor, and add an outparcel to the center. Leases have been executed with Publix at Countryside Shops, and with Whole Foods and PetSmart at Pablo Plaza. At El Novillo, in Miami Beach, Florida, the previous tenant has vacated the 10,000 square foot box, and the company plans to demolish this space and replace it with two restaurant pads for which leases are currently under negotiation with national operators.

At 101 7th Avenue, the former Loehmann’s space is being prepared for the new Barneys New York flagship store. During the first quarter of 2015, the company delivered the space to Barneys, which has commenced its build-out process. Barneys is expected to open for business in the first quarter of 2016.

At Broadway Plaza, a development site in the Bronx, New York, the 9,000 square feet Five Below opened for business during the second quarter, joining four anchors including Sports Authority, TJ Maxx, Aldi, and Party City, that have been operating at the center. This initial phase of Broadway Plaza is 78% occupied. The second phase of the project, consisting of an additional 32,500 square feet, is 65% leased and expected to partially open in the third quarter of 2015. Leases have been signed with Blink Fitness for 15,800 square feet comprising the entire second level, and with The Vitamin Shoppe, Starbucks, and Vision Works for space totaling approximately 5,500 square feet on the first level. The total budgeted cost of the entire project is approximately $73.8 million of which $8.6 million remained to be incurred as of June 30, 2015.

The company has four additional properties under active redevelopment at an expected cost of $47.4 million, of which $4.6 million remained to be incurred as of June 30, 2015. These projects include design improvements, expansions and new anchor retenanting with retailers such as LA Fitness, Walgreens, Ulta Beauty, UFC Gym, Publix, Academy Sports, The Fresh Market, and Ross. The company is actively working on future redevelopment opportunities that include projects to consolidate shop space, to upgrade the tenant mix of certain centers by replacing underperforming anchor tenants and to expand certain centers by adding new outparcels.

Disposition Activity

In July 2015, the company closed on the sale of one non-core asset located in Massachusetts totaling approximately 201,500 square feet of GLA for $8.0 million, including the purchaser’s assumption of a $6.5 million mortgage encumbering the property. As of June 30, 2015, the property was classified as held for sale.

Investing and Financing Activities

In June 2015, the company simplified its corporate structure with the unwinding of its interest in the GRI joint venture. Pursuant to this transaction, the company contributed $23.5 million to the joint venture and then redeemed its interest in the joint venture for three shopping centers, located in Miami, Florida totaling 363,787 square feet that had been owned by the joint venture. This transaction resulted in the recognition of a gain of $3.3 million from the deferred gain associated with the past disposition of assets to the joint venture and a $5.5 million gain due to the remeasurement of the existing equity investment to fair value. The transaction valued the three acquired properties at $72.0 million in total. In connection with the transaction, the company assumed a mortgage loan for Concord Shopping Plaza with a principal balance of $27.8 million, which bears interest at one-month LIBOR plus 1.35% per annum and has a stated maturity date of June 28, 2018.

In April 2015, Standard & Poor’s Ratings Services raised its corporate credit and senior unsecured debt ratings on the company from ‘BBB-’ to ‘BBB’ with a stable outlook.

In April 2015, the company used a portion of the net proceeds of the March 2015 public offering and concurrent private placement of shares of common stock to redeem its $107.5 million 5.375% unsecured senior notes due October 2015. In connection with the redemption, the company recognized a loss on early extinguishment of debt of $2.7 million.

Balance Sheet Highlights

At June 30, 2015, the company’s total market capitalization (including debt and equity) was $4.6 billion, comprising 140.6 million shares of common stock outstanding (on a fully diluted basis) valued at approximately $3.3 billion and approximately $1.3 billion of debt (excluding any debt premium/discount). The company’s ratio of net debt (net of cash) to total market capitalization was 27.5%. At June 30, 2015, the company had approximately $17.9 million of cash and cash equivalents on hand and $79.0 million outstanding under its $600 million revolving credit facility.

FFO and Earnings Guidance

The company is revising 2015 Recurring FFO guidance to a new range of $1.29 to $1.32 per diluted share from the prior guidance of $1.28 to $1.31 per diluted share. Recurring FFO excludes transaction costs, impairment charges, debt extinguishment gains/losses, gains/losses on disposal of assets, severance costs, costs pertaining to the company’s reorganization, and certain other income or charges. The 2015 guidance is based on the following key assumptions:

•	Increase in same-property NOI (excluding redevelopments) of 3.0% to 3.5%

•	Year-end 2015 same-property occupancy between 95.5% and 96.0%

•	Recurring general and administrative expense of $33 million to $34 million

•	Interest expense of $53 million to $55 million

•	Core acquisitions of $100 million, including the $72.0 million announced in this release

•	Joint venture acquisitions of $0 million to $50 million

•	Non-core dispositions of $50 million to $75 million, including the disposition activity announced year-to-date

The following table provides a reconciliation of the range of estimated earnings per diluted share attributable to Equity One to estimated FFO and Recurring FFO per diluted share for the full year 2015:

	For the year ended December 31, 2015 (1)
	Low	High
Estimated earnings attributable to Equity One per diluted share	$0.59	$0.61
Adjustments:
Net adjustment for shares issuable to Liberty International Holdings Limited and rounding	(0.05)	(0.05)
Rental property depreciation and amortization including pro rata share of joint ventures	0.63	0.64
Impairments of depreciable real estate, net of tax	0.08	0.08
Gain on disposal of depreciable assets including pro rata share of joint ventures	(0.06)	(0.06)
Earnings attributed to noncontrolling interest (2)	0.07	0.07

Estimated FFO per diluted share	1.26	1.29

Transaction costs, debt extinguishment, and other	0.03	0.03
Estimated Recurring FFO per diluted share	$1.29	$1.32

(1)
Does not include possible gains or losses or the impact on operating results from unplanned future property acquisitions or unplanned dispositions, other possible capital markets activity or possible future impairment or severance charges.

(2)
Includes effect of distributions paid with respect to unissued shares held by a noncontrolling interest which are already included for purposes of calculating earnings attributable to Equity One per diluted share.

ACCOUNTING AND OTHER DISCLOSURES

The company believes FFO (combined with the primary GAAP presentations) is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular, REITs. The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on Funds from Operations, “Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.”
FFO, as defined by NAREIT, is “net income (computed in accordance with GAAP), excluding gains (or losses) from sales of, or impairment charges related to, depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.” NAREIT states further that “adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.” The company makes certain adjustments to FFO, which it refers to as Recurring FFO, to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity, impairment of goodwill and land held for development, severance and reorganization costs and gains (or losses) on the extinguishment of debt. The company also believes that Recurring FFO is a useful, supplemental measure of its core operating performance that facilitates comparability of historical financial periods. The company believes that financial analysts, investors and stockholders are better served by the presentation of comparable period operating results generated from its FFO and Recurring FFO measures. The company’s method of calculating FFO and Recurring FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The company uses NOI, which is a non-GAAP financial measure, internally as a performance measure and believes NOI provides useful information to investors regarding the company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis. In this release, the company has provided NOI information on a same-property basis. Information provided on a same-property basis, unless otherwise noted, includes the results of properties that the company consolidated, owned and operated for the entirety of both periods being compared except for properties for which significant development or redevelopment occurred during either of the periods being compared.
FFO, Recurring FFO and same-property NOI are presented to assist investors in analyzing the company’s operating performance. Neither FFO, Recurring FFO nor same-property NOI (i) represents cash flow from operations as defined by GAAP, (ii) is indicative of cash available to fund all cash flow needs, including the ability to make distributions, (iii) is an alternative to cash flow as a measure of liquidity, or (iv) should be considered as an alternative to net income (which is determined in accordance with GAAP) for purposes of evaluating the company’s operating performance. The company believes net income attributable to Equity One is the most directly comparable GAAP financial measure to FFO and Recurring FFO while income from continuing operations before tax and discontinued operations is the most directly comparable GAAP financial measure to NOI. Reconciliations of these measures to their respective comparable GAAP measures have been provided in the tables accompanying this press release.
Retail occupancy as used herein refers to the company’s consolidated portfolio, and excludes non-retail properties and unconsolidated joint venture properties.

CONFERENCE CALL/WEB CAST INFORMATION

Equity One will host a conference call on Thursday, July 30, 2015 at 9:00 a.m. Eastern Time to review its 2015 second quarter earnings and operating results. Stockholders, analysts and other interested parties can access the earnings call by dialing (888) 317-6003 (U.S.), (866) 284-3684 (Canada) or (412) 317-6061 (international) using pass code 7138520. The call will also be web cast and can be accessed in a listen-only mode on Equity One’s web site at www.equityone.com.

A replay of the conference call will be available on Equity One’s web site for future review. Interested parties may also access the telephone replay by dialing (877) 344-7529 (U.S.), (855) 669-9658 (Canada) or (412) 317-0088 (international) using pass code 10066939 through August 14, 2015.
FOR ADDITIONAL INFORMATION

For a copy of the company’s second quarter supplemental information package, please access the “Investors” section of Equity One’s web site at www.equityone.com. To be included in the company’s e-mail distributions for press releases and other company notices, please click here or send contact details to Investor Relations at investorrelations@equityone.net.

ABOUT EQUITY ONE, INC.

As of June 30, 2015, our portfolio comprised 124 properties, including 101 retail properties and five non-retail properties totaling approximately 12.8 million square feet of gross leasable area, or GLA, twelve development or redevelopment properties with approximately 2.7 million square feet of GLA, and six land parcels. As of June 30, 2015, our retail occupancy excluding developments and redevelopments was 95.5% and included national, regional and local tenants. Additionally, the company had joint venture interests in eight retail properties and two office buildings totaling approximately 1.8 million square feet of GLA.

FORWARD LOOKING STATEMENTS

Certain matters discussed by Equity One in this press release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “might,” “would,” “expect,” “anticipate,” “estimate,” “could,” “should,” “believe,” “intend,” “project,” “forecast,” “target,” “plan,” or “continue” or the negative of these words or other variations or comparable terminology. Although Equity One believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that these expectations will be achieved. Factors that could cause actual results to differ materially from current expectations include volatility in the capital markets and changes in borrowing rates; changes in macro-economic conditions and the demand for retail space in the states in which Equity One owns properties; the continuing financial success of Equity One’s current and prospective tenants; the risks that Equity One may not be able to proceed with or obtain necessary approvals for development or redevelopment projects or that it may take more time to complete such projects or incur costs greater than anticipated; the availability of properties for acquisition; the timing, extent and ultimate proceeds realized from asset dispositions; the extent to which continuing supply constraints occur in geographic markets where Equity One owns properties; the success of its efforts to lease up vacant space; changes in key personnel; the effects of natural and other disasters; the ability of Equity One to successfully integrate the operations and systems of acquired companies and properties; changes in Equity One’s credit ratings; and other risks, which are described in Equity One’s filings with the Securities and Exchange Commission.

EQUITY ONE, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets June 30, 2015 and December 31, 2014 (Unaudited) (In thousands, except share par value amounts)

	June 30, 2015	December 31, 2014
ASSETS
Properties:
Income producing	$3,207,936	$3,128,081
Less: accumulated depreciation	(406,155)	(381,533)
Income producing properties, net	2,801,781	2,746,548
Construction in progress and land	165,816	161,872
Properties held for sale	7,818	—
Properties, net	2,975,415	2,908,420
Cash and cash equivalents	17,637	27,469
Cash held in escrow and restricted cash	250	250
Accounts and other receivables, net	10,109	11,859
Investments in and advances to unconsolidated joint ventures	76,440	89,218
Goodwill	5,838	6,038
Other assets	225,863	218,971
TOTAL ASSETS	$3,311,552	$3,262,225

LIABILITIES AND EQUITY
Liabilities:
Notes payable:
Mortgage notes payable	$310,074	$311,778
Unsecured senior notes payable	623,631	731,136
Term loan	250,000	250,000
Unsecured revolving credit facilities	79,000	37,000
	1,262,705	1,329,914
Unamortized premium on notes payable, net	1,606	3,127
Total notes payable	1,264,311	1,333,041
Other liabilities:
Accounts payable and accrued expenses	51,588	49,924
Tenant security deposits	8,766	8,684
Deferred tax liability	12,919	12,567
Other liabilities	173,142	167,400
Liabilities associated with properties held for sale	7,222	—
Total liabilities	1,517,948	1,571,616
Commitments and contingencies	—	—
Stockholders' equity:
Preferred stock, $0.01 par value – 10,000 shares authorized but unissued	—	—
Common stock, $0.01 par value – 250,000 shares authorized and 129,004 shares issued and outstanding at June 30, 2015; 150,000 shares authorized and 124,281 shares issued and outstanding at December 31, 2014	1,290	1,243
Additional paid-in capital	1,969,740	1,843,348
Distributions in excess of earnings	(381,090)	(360,172)
Accumulated other comprehensive loss	(2,481)	(999)
Total stockholders’ equity of Equity One, Inc.	1,587,459	1,483,420
Noncontrolling interests	206,145	207,189
Total equity	1,793,604	1,690,609
TOTAL LIABILITIES AND EQUITY	$3,311,552	$3,262,225

EQUITY ONE, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations For the three and six months ended June 30, 2015 and 2014 (Unaudited) (In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUE:
Minimum rent	$68,594	$66,295	$134,385	$136,546
Expense recoveries	20,337	19,631	40,316	39,391
Percentage rent	1,173	933	3,327	3,114
Management and leasing services	631	584	1,186	1,213
Total revenue	90,735	87,443	179,214	180,264
COSTS AND EXPENSES:
Property operating	12,522	12,174	25,094	23,552
Real estate taxes	10,862	10,439	21,469	20,847
Depreciation and amortization	22,572	27,666	43,588	53,933
General and administrative	8,417	8,872	17,157	19,786
Total costs and expenses	54,373	59,151	107,308	118,118
INCOME BEFORE OTHER INCOME AND EXPENSE, TAX AND DISCONTINUED OPERATIONS	36,362	28,292	71,906	62,146
OTHER INCOME AND EXPENSE:
Investment income	93	28	134	199
Equity in income of unconsolidated joint ventures	1,116	1,268	1,998	9,529
Other income	5,504	5	5,504	2,846
Interest expense	(13,244)	(16,086)	(27,503)	(32,986)
Amortization of deferred financing fees	(537)	(601)	(1,087)	(1,200)
Gain on sale of operating properties	3,355	1,141	3,338	883
(Loss) gain on extinguishment of debt	(2,701)	—	(2,563)	1,074
Impairment loss	(200)	(13,892)	(11,507)	(13,892)
INCOME FROM CONTINUING OPERATIONS BEFORE TAX AND DISCONTINUED OPERATIONS	29,748	155	40,220	28,599
Income tax provision of taxable REIT subsidiaries	(187)	(79)	(151)	(612)
INCOME FROM CONTINUING OPERATIONS	29,561	76	40,069	27,987
DISCONTINUED OPERATIONS:
Operations of income producing properties	—	167	—	(65)
(Loss) gain on disposal of income producing properties	—	(144)	—	3,152
INCOME FROM DISCONTINUED OPERATIONS	—	23	—	3,087
NET INCOME	29,561	99	40,069	31,074
Net income attributable to noncontrolling interests - continuing operations	(2,507)	(2,511)	(5,009)	(7,212)
Net loss attributable to noncontrolling interests - discontinued operations	—	1	—	3
NET INCOME (LOSS) ATTRIBUTABLE TO EQUITY ONE, INC.	$27,054	$(2,411)	$35,060	$23,865

EARNINGS (LOSS) PER COMMON SHARE - BASIC:
Continuing operations	$0.21	$(0.02)	$0.27	$0.17
Discontinued operations	—	—	—	0.03
	$0.21	$(0.02)	$0.27	$0.20
Number of Shares Used in Computing Basic Earnings (Loss) per Share	128,969	117,813	126,866	117,744
EARNINGS (LOSS) PER COMMON SHARE - DILUTED:
Continuing operations	$0.21	$(0.02)	$0.27	$0.17
Discontinued operations	—	—	—	0.03
	$0.21	$(0.02)	$0.27	$0.20
Number of Shares Used in Computing Diluted Earnings (Loss) per Share	129,144	117,813	127,079	117,981
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.22	$0.22	$0.44	$0.44

EQUITY ONE, INC. AND SUBSIDIARIES
Reconciliation of Net Income (Loss) Attributable to Equity One to FFO and to Recurring FFO
The following table reflects the reconciliation of FFO and Recurring FFO to net income (loss) attributable to Equity One, Inc. the most directly comparable GAAP measure, for the periods presented.

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Net income (loss) attributable to Equity One, Inc.	$27,054	$(2,411)	$35,060	$23,865
Adjustments:
Rental property depreciation and amortization, net of noncontrolling interest (1)	22,251	27,385	42,950	53,320
Pro-rata share of real estate depreciation and amortization from unconsolidated joint ventures	1,027	1,070	2,060	2,121
Gain on disposal of depreciable assets, net of tax (1) (2)	(3,355)	(997)	(3,338)	(4,005)
Pro-rata share of gain on disposal of depreciable assets from unconsolidated joint ventures, net of noncontrolling interest (3) (4)	(5,498)	—	(5,498)	(8,007)
Impairments of depreciable real estate, net of tax (1)	—	13,892	11,061	13,892
Funds From Operations	41,479	38,939	82,295	81,186
Earnings attributed to noncontrolling interest (5)	2,499	2,499	4,998	4,998
Funds From Operations Available to Diluted Common Shareholders (6)	43,978	41,438	87,293	86,184
Transaction costs associated with acquisition and disposition activity, net of tax (1)	301	215	971	1,655
Impairment of goodwill	200	—	200	—
Reorganization and severance adjustments (7)	114	(247)	427	(247)
Loss (gain) on debt extinguishment, net of tax (1)	2,701	—	2,563	(742)
Gain on land and outparcel sales, net of controlling interests (1)	—	—	—	(30)
Recurring Funds From Operations Available to Diluted Common Shareholders (6)	$47,294	$41,406	$91,454	$86,820

Funds From Operations per Diluted Common Share (6)	$0.31	$0.32	$0.63	$0.67
Recurring Funds From Operations per Diluted Common Share (6)	$0.34	$0.32	$0.66	$0.67
Weighted average diluted shares (8)	140,502	129,441	138,437	129,338
__________________________________________

(1)	Includes amounts classified as discontinued operations.

(2)	Includes the recognition of deferred gains of $3.3 million associated with the past disposition of assets by the company to GRI-EQY I, LLC for the three and six months ended June 30, 2015.

(3)	Includes the remeasurement of the fair value of the company's equity interest in GRI-EQY I, LLC of $5.5 million for the three and six months ended June 30, 2015.

(4)
Includes the remeasurement of the fair value of the company's equity interest in Talega Village Center JV, LLC, the owner of Talega Village Center, of $2.2 million, net of the related noncontrolling interest, for the six months ended June 30, 2014.

(5)
Represents earnings attributed to convertible units held by LIH. Although these convertible units are excluded from the calculation of earnings per diluted share, FFO available to diluted shareholders includes earnings allocated to LIH, as the inclusion of these units is dilutive to FFO per diluted share.

(6)
Includes a $4.2 million net termination benefit related to the Loehmann’s lease at 101 7th Avenue and a $1.1 million reversal of bad debt expense associated with the settlement of historical real estate taxes with two tenants for the six months ended June 30, 2014.

(7)
Includes the effect of the modification of share-based compensation awards associated with the company's executive transition, as well as, severance, bonus payments and other costs associated with reorganizational changes.

(8)
Weighted average diluted shares used to calculate FFO per share and Recurring FFO per share is higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 11.4 million joint venture units held by LIH which are convertible into the company's common stock. These convertible units are not included in the diluted weighted average share count for GAAP purposes because their inclusion is anti-dilutive.

Funds from Operations and Recurring FFO are non-GAAP financial measures. We believe that FFO, as defined by NAREIT, is a widely used and appropriate supplemental measure of operating performance for REITs, and that it provides a relevant basis for comparison among REITs. We believe that Recurring FFO provides additional comparability between historical financial periods. See “Accounting and Other Disclosures” above.

EQUITY ONE, INC. AND SUBSIDIARIES
Reconciliation of Same-Property NOI to Income from Continuing Operations Before Tax and Discontinued Operations
The following table reflects the reconciliation of same-property NOI to income from continuing operations before tax and discontinued operations, the most directly comparable GAAP measure, for the periods presented.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(In thousands)
Same-property NOI	$48,100	$46,038	$93,603	$90,413
Redevelopment property NOI	8,609	8,328	17,908	16,413
Same-property NOI including redevelopments	56,709	54,366	111,511	106,826
Other non same-property NOI	1,502	2,821	5,275	7,941
Adjustments (1)	883	(446)	304	977
Total NOI	59,094	56,741	117,090	115,744
Add:
Straight-line rent adjustment	1,279	1,076	2,410	1,738
Accretion of below-market lease intangibles, net	3,552	3,675	6,379	11,656
Management and leasing services income	631	584	1,186	1,213
Elimination of intercompany expenses	2,795	2,754	5,586	5,514
Equity in income of unconsolidated joint ventures	1,116	1,268	1,998	9,529
Investment income	93	28	134	199
Gain on sale of operating properties	3,355	1,141	3,338	883
Other income	5,504	5	5,504	2,846
Less:
Depreciation and amortization expense	22,572	27,666	43,588	53,933
General and administrative expense	8,417	8,872	17,157	19,786
Interest expense	13,244	16,086	27,503	32,986
Amortization of deferred financing fees	537	601	1,087	1,200
Loss (gain) on extinguishment of debt	2,701	—	2,563	(1,074)
Impairment loss	200	13,892	11,507	13,892
Income from continuing operations before tax and discontinued operations	$29,748	$155	$40,220	$28,599

_______________
(1) Includes adjustments for items that affect the comparability of, and were excluded from, the same-property results. Such adjustments include: common area maintenance costs and real estate taxes related to a prior period, revenue and expenses associated with outparcels sold, settlement of tenant disputes, lease termination revenue and expense, or other similar matters that affect comparability.

Same-property NOI is a non-GAAP financial measure. The company believes that same-property NOI is a widely used and appropriate supplemental measure of operating performance for REITs, and that it provides a relevant basis for comparison among REITs. See “Accounting and Other Disclosures” above.

EQUITY ONE, INC.
DISCLOSURES
As of June 30, 2015

Forward Looking Statements
Certain information contained in this Supplemental Information Package constitutes forward-looking statements within the meaning of the federal securities laws. Although Equity One, Inc. (the "company") believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that these expectations will be achieved. Factors that could cause actual results to differ materially from current expectations include changes in macro-economic conditions and the demand for retail space in the states in which the company owns properties; the continuing financial success of the company’s current and prospective tenants; the risks that the company may not be able to proceed with or obtain necessary approvals for development or redevelopment projects or that it may take more time to complete such projects or incur costs greater than anticipated; the availability of properties for acquisition; the extent to which continuing supply constraints occur in geographic markets where the company owns properties; the success of the company's efforts to lease up vacant space; changes in key personnel; the effects of natural and other disasters; the ability of the company to successfully integrate the operations and systems of acquired companies and properties; changes in the company’s credit ratings; and other risks, which are described in the company’s filings with the Securities and Exchange Commission.
Basis of Presentation
The information contained in the Supplemental Information Package does not purport to disclose all items required by the accounting principles generally accepted in the United States of America ("GAAP") and is unaudited information. The company’s Form 10-K should be read in conjunction with this Supplemental Information Package. The results of operations of any property acquired are included in the company's financial statements since the date of its acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Information Package.
EBITDA is a widely used performance measure and is provided as a supplemental measure of operating performance. The company makes certain adjustments to EBITDA, which it refers to as Adjusted EBITDA, to account for items it does not believe are representative of ongoing operating results. Given the nature of the company's business as a real estate owner and operator, it believes that the use of EBITDA and Adjusted EBITDA as opposed to earnings in various financial ratios is helpful to investors as a measure of its operational performance because these computations exclude various items included in earnings that do not relate to or are not indicative of its operating performance, such as gains and losses on sales of real estate and depreciation and amortization, and includes the results of operations of real estate properties that were sold or classified as real estate held for sale either during or subsequent to the end of a particular reporting period, which are included in earnings on a net basis. Accordingly, the company believes that the use of EBITDA and Adjusted EBITDA as opposed to earnings in various ratios provides a meaningful performance measure as it relates to the company's ability to meet various coverage tests for the stated periods.
EBITDA and Adjusted EBITDA should not be considered as an alternative to earnings as an indicator of the company's financial performance, or as an alternative to cash flow from operating activities as a measure of its liquidity. The company's computation of EBITDA and Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing the company’s financial performance.
Use of Funds from Operations and Net Operating Income as a Non-GAAP Financial Measure
The company believes Funds from Operations (FFO) (combined with the primary GAAP presentations) is a useful supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. The National Association of Real Estate Investment Trusts (“NAREIT”) stated in its April 2002 White Paper on FFO, “Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” The company also believes that Recurring FFO is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of, or impairment charges related to, depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The company makes certain adjustments to FFO, which it refers to as Recurring FFO, to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity, impairment of goodwill and land, severance and reorganization costs and gains (or losses) on the extinguishment of debt. The company believes that financial analysts, investors and stockholders are better served by the presentation of comparable period operating results generated from its FFO and Recurring FFO measures. The company's method of calculating FFO and Recurring FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The company uses Net Operating Income (NOI), which is a non-GAAP financial measure, internally as a performance measure and believes NOI provides useful information to investors regarding the company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis. In this release, the company has provided NOI information on a same-property basis. Information provided on a same-property basis, unless otherwise noted, includes the results of properties that the company consolidated, owned and operated for the entirety of both periods being compared except for properties for which significant development or redevelopment occurred during either of the periods being compared.
FFO, Recurring FFO and same-property NOI are presented to assist investors in analyzing the company’s operating performance. Neither FFO, Recurring FFO nor same-property NOI (i) represents cash flow from operations as defined by GAAP, (ii) is indicative of cash available to fund all cash flow needs, including the ability to make distributions, (iii) is an alternative to cash flow as a measure of liquidity, or (iv) should be considered as an alternative to net income (which is determined in accordance with GAAP) for purposes of evaluating the company’s operating performance. The company believes net income attributable to Equity One is the most directly comparable GAAP financial measure to FFO and Recurring FFO while income from continuing operations before tax and discontinued operations is the most directly comparable GAAP financial measure to NOI. Reconciliations of these measures to their respective comparable GAAP measures have been provided in the accompanying tables.

EQUITY ONE, INC.
SUMMARY FINANCIAL RESULTS AND RATIOS
As of and for the three months ended June 30, 2015 and the preceding four quarters (unaudited)
(Summary Financial Results in thousands, except per share data)

	2Q 2015	1Q 2015	4Q 2014	3Q 2014	2Q 2014
Summary Financial Results
Total revenue*	$90,735	$88,479	$86,553	$86,378	$87,628
Adjusted Consolidated EBITDA* (see page 22)	$60,564	$58,466	$55,341	$56,516	$57,394
Property NOI* (see page 21)	$66,720	$64,745	$63,203	$63,479	$64,416
General & administrative expenses (G&A)*	$8,417	$8,740	$9,848	$11,536	$8,875
G&A* - Adjusted (1)	$8,002	$7,757	$9,228	$8,800	$8,907
Net income (loss) attributable to Equity One, Inc.	$27,054	$8,006	$6,725	$18,307	$(2,411)
Earnings (loss) per diluted share	$0.21	$0.06	$0.05	$0.14	$(0.02)
Funds from operations available to diluted common shareholders (FFO) (see page 23)	$43,978	$43,315	$33,885	$37,855	$41,438
FFO per diluted common share (see page 23)	$0.31	$0.32	$0.25	$0.29	$0.32
Recurring FFO (see page 23)	$47,294	$44,160	$40,240	$40,591	$41,406
Recurring FFO per diluted common share (see page 23)	$0.34	$0.32	$0.30	$0.31	$0.32
Total dividends paid per share	$0.22	$0.22	$0.22	$0.22	$0.22
Weighted average diluted shares used in EPS computations	129,144	124,989	123,494	119,084	117,813
Weighted average diluted shares used in FFO computations (2)	140,502	136,358	134,852	130,441	129,441
Summary Operating and Financial Ratios
Total retail portfolio property count	113	110	111	116	124
Total retail portfolio gross leasable area (GLA) (in thousands)	15,196	14,567	14,684	15,027	15,631
Total retail portfolio average base rent (ABR)	$18.71	$18.70	$18.47	$18.02	$17.70
Total retail portfolio percent leased excluding developments and redevelopments	95.5%	95.2%	95.0%	94.4%	94.2%
Same-property - QTD NOI pool percent commenced	94.6%	94.4%	94.8%	94.1%	93.0%
Same-property NOI growth - cash basis (see page 21)	4.5%	3.0%	4.3%	2.5%	2.6%
Same-property NOI growth - cash basis, including redevelopments (see page 21)	4.3%	4.7%	5.3%	2.7%	3.3%
NOI margin (see page 21)	74.0%	73.6%	73.3%	74.0%	74.0%
Expense recovery ratio*	87.0%	86.2%	83.1%	85.8%	86.9%
New leases, renewals and options rent spread - cash basis (see page 27)	12.6%	6.7%	14.9%	9.2%	5.0%
New leases rent spread - cash basis (see page 27)	7.4%	5.7%	12.3%	2.3%	10.8%
Renewals and options rent spread - cash basis (see page 27)	14.9%	6.8%	16.0%	11.5%	4.1%
Adjusted G&A expense to total revenues (1)	8.8%	8.8%	10.7%	10.2%	10.2%
Adjusted Consolidated EBITDA to fixed charges* (see page 22)	4.1	3.6	3.2	3.2	3.2
Net debt to Adjusted Consolidated EBITDA* (see page 22)	5.2	5.1	5.9	5.8	6.4

EQUITY ONE, INC.
SUMMARY FINANCIAL RESULTS AND RATIOS
As of and for the three months ended June 30, 2015 and the preceding four quarters (unaudited)

Footnotes for Summary Financial Results and Ratios

Note: Prior periods are presented as previously reported and are not adjusted for the current same-property pool or changes resulting from subsequent dispositions.

* The indicated line item includes amounts reported in discontinued operations.

(1) G&A - adjusted reflects adjustments to G&A for acquisition/disposition related expenses and reorganization and severance costs.
(2) Weighted average diluted shares used to calculate FFO per share is higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 11.4 million joint venture units held by Liberty International Holdings Limited ("LIH") which are convertible into the company's common stock. These convertible units are not included in the diluted weighted average share count for GAAP purposes because their inclusion is anti-dilutive.

EQUITY ONE, INC.
FUNDS FROM OPERATIONS AND EARNINGS GUIDANCE ASSUMPTIONS
As of June 30, 2015 (unaudited)

The company is revising 2015 Recurring FFO guidance to a new range of $1.29 to $1.32 per diluted share from the prior guidance of $1.28 to $1.31 per diluted share. Recurring FFO excludes transaction costs, impairment charges, debt extinguishment gains/losses, gains/losses on disposal of assets, severance costs, costs pertaining to the company’s reorganization, and certain other income or charges. The 2015 guidance is based on the following key assumptions:

•	Increase in same-property NOI (excluding redevelopments) of 3.0% to 3.5%

•	Year-end 2015 same-property occupancy between 95.5% and 96.0%

•	Recurring general and administrative expense of $33 million to $34 million

•	Interest expense of $53 million to $55 million

•	Core acquisitions of $100 million, including the $72.0 million announced in this release

•	Joint venture acquisitions of $0 million to $50 million

•	Non-core dispositions of $50 million to $75 million, including the disposition activity announced year-to-date

The following table provides a reconciliation of the range of estimated earnings per diluted share attributable to Equity One to estimated FFO and Recurring FFO per diluted share for the full year 2015:

	For the year ended December 31, 2015 (1)
	Low	High
Estimated earnings attributable to Equity One per diluted share	$0.59	$0.61
Adjustments:
Net adjustment for shares issuable to LIH and rounding	(0.05)	(0.05)
Rental property depreciation and amortization including pro rata share of joint ventures	0.63	0.64
Impairments of depreciable real estate, net of tax	0.08	0.08
Gain on disposal of depreciable assets including pro rata share of joint ventures	(0.06)	(0.06)
Earnings attributed to a noncontrolling interest (2)	0.07	0.07
Estimated FFO per diluted share	1.26	1.29
Transaction costs, debt extinguishment and other	0.03	0.03
Estimated Recurring FFO per diluted share	$1.29	$1.32
____________________

(1)
Does not include possible gains or losses or the impact on operating results from unplanned future property acquisitions or unplanned dispositions, other possible capital markets activity or possible future impairment or severance charges.

(2)
Includes effect of distributions paid with respect to unissued shares held by a noncontrolling interest which are already included for purposes of calculating earnings attributable to Equity One per diluted share.

EQUITY ONE, INC.
COMPONENTS OF NET ASSET VALUE
As of June 30, 2015 (unaudited)
(in thousands)

Components of Net Asset Value 2Q 2015

Cash Net Operating Income (NOI)			Other assets
GAAP property net operating income (see page 21)	$66,720		Cash and cash equivalents (see page 18)	$17,887
Less:			Accounts and other receivables, net (see page 18)	10,109
Accretion of below-market lease intangibles, net (see page 24)	(3,552)		Land held for development (see page 18)	25,905
Straight-line rent (see page 24)	(1,279)		Other assets (see page 24)	40,548	(9)
Other non-cash items, net	(63)	(1)	GAAP book value of CIP	72,618	(7)
Consolidated cash property net operating income	61,826	(2)	Under-earning properties at book value (5)	271,932	(10)
			Other assets	$438,999
Adjustments to normalize cash NOI:
Add pro rata cash net operating income from unconsolidated joint ventures (see page 46)	2,135	(3)	Liabilities
Partial quarter adjustments, and other adjustments to normalize NOI, net	971	(4)	Mortgage notes payable (see page 44)	$316,531
Adjustment to exclude under-earning properties from net operating income (5)	(1,876)	(6)	Unsecured senior notes payable (see page 45)	623,631
Net adjustments	1,230		Term loan (see page 45)	250,000
			Unsecured revolving credit facilities (see page 45)	79,000
Normalized cash net operating income for quarter	$63,056		Pro rata share of debt from unconsolidated joint ventures (see page 48)	40,700
			Prepaid rent (see page 24)	9,878
Unconsolidated joint venture fees income			Accounts payable and other (see page 24)	58,874
Management and Leasing Fees (see page 20)	$631	(8)	Liabilities	$1,378,614

			Other Information
			Fully diluted common shares (page 19)	140,576

EQUITY ONE, INC.
COMPONENTS OF NET ASSET VALUE
As of June 30, 2015 (unaudited)

Footnotes for Components of Net Asset Value

(1)	GAAP ground lease expense and lease incentive amortization, net.

(2)	Includes $1.1 million of lease termination fees received.

(3)	Excludes pro rata share of cash NOI from the GRI-EQY I, LLC joint venture (the "GRI JV") which was redeemed during the quarter.

(4)
Eliminate partial quarter income contribution from properties disposed during the quarter (none), pro forma full quarter for partial quarter impact of income producing assets acquired, adjustment for impact of seasonality of percentage rents and any other material non-recurring items.

(5)	Under-earning properties are properties with redevelopment or retenanting plans which are not generating earnings at a level expected in the long-run following redevelopment or retananting activities.

(6)	Cash NOI of under-earning properties which are included at book value in other assets. Includes Westwood Complex (all seven parcels), 101 7th Avenue, and Village Center.

(7)	Book value of total balance sheet CIP less book value of 101 7th Avenue, since this property is included in other assets as an under-earning property.

(8)	Includes management and leasing fees for the quarter from the GRI JV which will not recur.

(9)	Includes prepaid expenses and other receivables, deposits and mortgage escrows, and furniture, fixtures and equipment (net).

(10)
Book value of under-earning properties for which cash NOI has been removed from normalized cash NOI. Includes Westwood Complex (all seven parcels), 101 7th Avenue (which is included in CIP in the condensed consolidated balance sheet) and Village Center.

EQUITY ONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2015 and December 31, 2014 and 2013 (unaudited)
(in thousands)

	June 30, 2015	December 31, 2014	December 31, 2013
Assets
Properties:
Income producing	$3,207,936	$3,128,081	$3,153,131
Less: accumulated depreciation	(406,155)	(381,533)	(354,166)
Income producing properties, net	2,801,781	2,746,548	2,798,965
Construction in progress and land (1)	165,816	161,872	104,464
Properties held for sale	7,818	—	13,404
Properties, net	2,975,415	2,908,420	2,916,833

Cash and cash equivalents (2)	17,887	27,719	36,495
Accounts and other receivables, net	10,109	11,859	12,872
Investments in and advances to unconsolidated joint ventures	76,440	89,218	91,772
Loans receivable, net	—	—	60,711
Goodwill	5,838	6,038	6,377
Other assets	225,863	218,971	229,599
Total assets	$3,311,552	$3,262,225	$3,354,659

Liabilities, redeemable noncontrolling interests and equity
Liabilities:
Mortgage notes payable	$310,074	$311,778	$430,155
Unsecured senior notes payable	623,631	731,136	731,136
Term loan	250,000	250,000	250,000
Unsecured revolving credit facilities	79,000	37,000	91,000
	1,262,705	1,329,914	1,502,291
Unamortized premium on notes payable, net	1,606	3,127	6,118
Total notes payable	1,264,311	1,333,041	1,508,409

Accounts payable and other liabilities	233,496	226,008	230,571
Liabilities associated with properties held for sale	7,222	—	—
Deferred tax liability	12,919	12,567	11,764
Total liabilities	1,517,948	1,571,616	1,750,744

Redeemable noncontrolling interests	—	—	989

Total stockholders’ equity of Equity One, Inc.	1,587,459	1,483,420	1,395,183

Noncontrolling interests	206,145	207,189	207,743

Total liabilities, redeemable noncontrolling interests and equity	$3,311,552	$3,262,225	$3,354,659

(1) Includes construction in progress of $139.9 million and land held for development of $25.9 million as of June 30, 2015.
(2) Includes restricted cash and cash held in escrow.

EQUITY ONE, INC.
MARKET CAPITALIZATION
As of June 30, 2015 and December 31, 2014 and 2013 (unaudited)
(in thousands, except share data)

	June 30, 2015	December 31, 2014	December 31, 2013
Closing market price of common stock	$23.34	$25.36	$22.44
Common stock shares
Basic common shares	129,004.473	124,281.204	117,646.807
Diluted common shares
Unvested restricted common shares (treasury method, closing price)	86.378	154.213	123.775
DownREIT units (convertible into shares)	—	—	93.656
Common stock options (treasury method, closing price)	69.133	126.078	251.611
Long term incentive plan performance awards (treasury method, closing price)	58.333	66.820	911.263
Convertible CapCo Partnership Units	11,357.837	11,357.837	11,357.837
Diluted common shares	140,576.154	135,986.152	130,384.949

Equity market capitalization	$3,281,047	$3,448,609	$2,925,838

Total debt (excluding unamortized/unaccreted premium/(discount))	$1,269,162	$1,329,914	$1,502,291
Cash and cash equivalents (1)	(17,887)	(27,719)	(36,495)
Net debt	$1,251,275	$1,302,195	$1,465,796

Total debt (excluding unamortized/unaccreted premium/(discount))	$1,269,162	$1,329,914	$1,502,291
Equity market capitalization	3,281,047	3,448,609	2,925,838
Total market capitalization	$4,550,209	$4,778,523	$4,428,129

Net debt to total market capitalization at applicable market price	27.5%	27.3%	33.1%

Gross real estate investments (2)	$3,381,570	$3,289,953	$3,337,301

Net debt to gross real estate investments	37.0%	39.6%	43.9%

(1) Includes restricted cash and cash held in escrow.
(2) Includes investments in mezzanine and mortgage loans receivable and the gross value of properties held for sale.

EQUITY ONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and six months ended June 30, 2015 and 2014 (unaudited)
(in thousands, except per share data)

	Three months ended June 30,		Percent Change	Six months ended June 30,		Percent Change
	2015	2014		2015	2014
REVENUE:
Minimum rent	$68,594	$66,295		$134,385	$136,546
Expense recoveries	20,337	19,631		40,316	39,391
Percentage rent	1,173	933		3,327	3,114
Management and leasing services	631	584		1,186	1,213
Total revenue	90,735	87,443	3.8%	179,214	180,264	(0.6)%
COSTS AND EXPENSES:
Property operating	12,522	12,174		25,094	23,552
Real estate taxes	10,862	10,439		21,469	20,847
Depreciation and amortization	22,572	27,666		43,588	53,933
General and administrative	8,417	8,872		17,157	19,786
Total costs and expenses	54,373	59,151	(8.1)%	107,308	118,118	(9.2)%
INCOME BEFORE OTHER INCOME AND EXPENSE, TAX AND DISCONTINUED OPERATIONS	36,362	28,292	28.5%	71,906	62,146	15.7%
OTHER INCOME AND EXPENSE:
Investment income	93	28		134	199
Equity in income of unconsolidated joint ventures	1,116	1,268		1,998	9,529
Other income	5,504	5		5,504	2,846
Interest expense	(13,244)	(16,086)		(27,503)	(32,986)
Amortization of deferred financing fees	(537)	(601)		(1,087)	(1,200)
Gain on sale of operating properties	3,355	1,141		3,338	883
Loss (gain) on extinguishment of debt	(2,701)	—		(2,563)	1,074
Impairment loss	(200)	(13,892)		(11,507)	(13,892)
INCOME FROM CONTINUING OPERATIONS BEFORE TAX AND DISCONTINUED OPERATIONS	29,748	155		40,220	28,599
Income tax provision of taxable REIT subsidiaries	(187)	(79)		(151)	(612)
INCOME FROM CONTINUING OPERATIONS	29,561	76	NM	40,069	27,987	43.2%
DISCONTINUED OPERATIONS:
Operations of income producing properties	—	167		—	(65)
(Loss) gain on disposal of income producing properties	—	(144)		—	3,152
INCOME FROM DISCONTINUED OPERATIONS	—	23		—	3,087
NET INCOME	29,561	99	NM	40,069	31,074	28.9%
Net income attributable to noncontrolling interests - continuing operations	(2,507)	(2,511)		(5,009)	(7,212)
Net loss attributable to noncontrolling interests - discontinued operations	—	1		—	3
NET INCOME (LOSS) ATTRIBUTABLE TO EQUITY ONE, INC.	$27,054	$(2,411)	NM	$35,060	$23,865	46.9%
EARNINGS (LOSS) PER COMMON SHARE - BASIC:
Continuing operations	$0.21	$(0.02)		$0.27	$0.17
Discontinued operations	—	—		—	0.03
	$0.21	$(0.02)	NM	$0.27	$0.20	35.0%
EARNINGS (LOSS) PER COMMON SHARE - DILUTED:
Continuing operations	$0.21	$(0.02)		$0.27	$0.17
Discontinued operations	—	—		—	0.03
	$0.21	$(0.02)	NM	$0.27	$0.20	35.0%
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	128,969	117,813		126,866	117,744
Diluted	129,144	117,813		127,079	117,981
* NM = Not meaningful

EQUITY ONE, INC.
NET OPERATING INCOME
For the three and six months ended June 30, 2015 and 2014 (unaudited)
(in thousands, except number of properties)

	Three months ended June 30,		Percent Change	Six months ended June 30,			Percent Change
	2015	2014		2015	2014
Total NOI (1)
Total rental revenue	$90,104	$87,044	3.5%	$178,028	$179,198		(0.7%)
Less: Property operating expenses	12,522	12,110	3.4%	25,094	23,338		7.5%
Real estate tax expense	10,862	10,518	3.3%	21,469	21,264	(2)	1.0%
NOI	$66,720	$64,416	3.6%	$131,465	$134,596		(2.3%)

NOI margin (NOI / Total rental revenue)	74.0%	74.0%		73.8%	75.1%

Same-property cash NOI (3) (4)
Minimum rent	$51,254	$49,590		$99,538	$96,433
Expense recoveries	15,503	15,455		31,184	30,422
Percentage rent	624	557		1,903	1,841
Total rental revenue	$67,381	$65,602	2.7%	$132,625	$128,696		3.1%

Property operating expenses (4)	$10,318	$10,351		$20,879	$20,578
Real estate tax expense	8,046	8,508		16,232	16,438
Non-recoverable operating expenses	433	542		1,265	1,115
Bad debt expense	484	163		646	152
Total property operating expenses	19,281	19,564	(1.4%)	39,022	38,283		1.9%
Same-property cash NOI	48,100	46,038	4.5%	93,603	90,413		3.5%
Redevelopment property NOI	8,609	8,328		17,908	16,413
Same-property NOI including redevelopments	$56,709	$54,366	4.3%	$111,511	$106,826		4.4%

Growth in same-property NOI	4.5%			3.5%
Number of properties included in analysis (5)	97			96

Growth in same-property NOI including redevelopments	4.3%			4.4%
Number of properties included in analysis (6)	108			107

(1) Amounts included in discontinued operations have been included for purposes of this presentation of NOI. NOI is presented on a GAAP basis.
(2) For the full year ended December 31, 2014, real estate tax expense totaled $41.0 million.
(3) Excludes the effects of straight-line rent, above/below-market rents, lease termination revenue and expense, prior year expense recovery adjustments and other items that affect the comparability of the same-property results, if any.
(4) Property operating expenses include intercompany management fee expense that is eliminated in the presentation of the company's consolidated results.
(5) The same-property pool includes only those properties that the company consolidated, owned and operated for the entirety of both periods being compared and excludes properties for which significant development or redevelopment occurred during either of the periods being compared.
(6) The same-property pool including redevelopments includes only those properties that the company consolidated, owned and operated for the entirety of both periods being compared and includes properties for which significant redevelopment occurred during either of the periods being compared.

EQUITY ONE, INC.
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION - ADJUSTED CONSOLIDATED EBITDA
For the three and six months ended June 30, 2015 and 2014 (unaudited)
(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Net income	$29,561	$99	$40,069	$31,074
Depreciation and amortization	22,572	27,666	43,588	53,933
Interest expense	13,244	16,086	27,503	32,986
Amortization of deferred financing fees	537	601	1,087	1,200
Loss (gain) on extinguishment of debt	2,701	—	2,563	(1,074)
Acquisition/disposition costs	301	215	971	1,655
Reorganization and severance adjustments (1)	114	(247)	427	(247)
Impairment loss	200	13,892	11,507	13,892
Gain on sale of operating properties	(86)	(997)	(69)	(4,035)
Gain on sale of joint venture property (2) (3)	(3,269)	—	(3,269)	(7,392)
Gain from fair value adjustment of equity interest in joint venture (2) (4)	(5,498)	—	(5,498)	(2,807)
Income tax provision of taxable REIT subsidiaries	187	79	151	612
Adjusted Consolidated EBITDA	$60,564	$57,394	$119,030	$119,797

Interest expense	$13,244	$16,086	$27,503	$32,986

Adjusted Consolidated EBITDA to interest expense	4.6	3.6	4.3	3.6

Fixed charges
Interest expense	$13,244	$16,086	$27,503	$32,986
Scheduled principal amortization (5)	1,673	1,937	3,452	3,972
Total fixed charges	$14,917	$18,023	$30,955	$36,958

Adjusted Consolidated EBITDA to fixed charges	4.1	3.2	3.8	3.2

Net Debt to Adjusted Consolidated EBITDA (6)	5.2	6.4	5.3	6.1

Amounts reported above include discontinued operations.
(1) Includes the effect of the modification of share-based compensation awards associated with the company's executive transition, as well as, severance, bonus payments and other costs associated with reorganizational changes.
(2) In June 2015, the company entered into an agreement with Global Retail Investors, LLC, our joint venture partner, to redeem our interest in the GRI JV. In connection with the transaction, the company was required to purchase an additional 11.3% interest in the joint venture for $23.5 million. For the three and six months ended June 30, 2015, the company recognized a gain of $3.3 million from the deferred gain associated with the past disposition of assets by the company to the joint venture which is included in gain on sale of operating properties in its condensed consolidated statements of operations, and the company recognized a gain of $5.5 million, which is included in other income in its condensed consolidated statements of operations, from the remeasurement of the fair value of its equity interest in the joint venture.

(3)
In January 2014, the property held by Vernola Marketplace JV, LLC was sold for $49.0 million, including the assumption of the existing mortgage of $22.9 million by the buyer. The joint venture recognized a gain of $14.7 million on the sale, of which the company's proportionate share was $7.4 million, including $1.6 million attributable to a noncontrolling interest, which is included in equity in income of unconsolidated joint ventures in the company's condensed consolidated statement of operations for the six months ended June 30, 2014.

(4) In January 2014, the company acquired Rockwood Capital's and Vestar Development Company's interests in Talega Village Center JV, LLC, the owner of Talega Village Center, a 102,000 square foot grocery-anchored shopping center located in San Clemente, California, for an additional equity investment of $6.2 million. Immediately prior to acquisition, the company remeasured the fair value of its equity interest in the joint venture and recognized a gain of $2.8 million, including $561,000 attributable to a noncontrolling interest, which is included in other income in the company's condensed consolidated statement of operations for the six months ended June 30, 2014.
(5) Excludes balloon payments upon maturity.
(6) Adjusted Consolidated EBITDA for the period has been annualized.

EQUITY ONE, INC.
FUNDS FROM OPERATIONS
For the three and six months ended June 30, 2015 and 2014 (unaudited)
(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Net income (loss) attributable to Equity One, Inc.	$27,054	$(2,411)	$35,060	$23,865
Adjustments:
Rental property depreciation and amortization, net of noncontrolling interest (1)	22,251	27,385	42,950	53,320
Pro-rata share of real estate depreciation and amortization from unconsolidated joint ventures	1,027	1,070	2,060	2,121
Gain on disposal of depreciable assets, net of tax (1) (2)	(3,355)	(997)	(3,338)	(4,005)
Pro-rata share of gain on disposal of depreciable assets from unconsolidated joint ventures, net of noncontrolling interest (3) (4)	(5,498)	—	(5,498)	(8,007)
Impairments of depreciable real estate, net of tax (1)	—	13,892	11,061	13,892
Funds From Operations	41,479	38,939	82,295	81,186
Earnings attributed to noncontrolling interest (5)	2,499	2,499	4,998	4,998
Funds From Operations Available to Diluted Common Shareholders (6)	43,978	41,438	87,293	86,184
Transaction costs associated with acquisition and disposition activity, net of tax (1)	301	215	971	1,655
Impairment of goodwill	200	—	200	—
Reorganization and severance adjustments (7)	114	(247)	427	(247)
Loss (gain) on debt extinguishment, net of tax (1)	2,701	—	2,563	(742)
Gain on land and outparcel sales, net of controlling interests (1)	—	—	—	(30)
Recurring Funds From Operations Available to Diluted Common Shareholders (6)	$47,294	$41,406	$91,454	$86,820

Funds From Operations per Diluted Common Share (6)	$0.31	$0.32	$0.63	$0.67
Recurring Funds From Operations per Diluted Common Share (6)	$0.34	$0.32	$0.66	$0.67
Weighted average diluted shares (8)	140,502	129,441	138,437	129,338

(1)	Includes amounts classified as discontinued operations.

(2)
Includes the recognition of deferred gains of $3.3 million associated with the past disposition of assets by the company to the GRI JV for the three and six months ended June 30, 2015. See footnote 2 on page 22.

(3)	Includes the remeasurement of the fair value of the company's equity interest in the GRI JV of $5.5 million for the three and six months ended June 30, 2015. See footnote 2 on page 22.

(4)
Includes the remeasurement of the fair value of the company's equity interest in Talega Village Center JV, LLC, the owner of Talega Village Center, of $2.2 million, net of the related noncontrolling interest, for the six months ended June 30, 2014. See footnote 4 on page 22.

(5)
Represents earnings attributed to convertible units held by LIH. Although these convertible units are excluded from the calculation of earnings per diluted share, FFO available to diluted shareholders includes earnings allocated to LIH, as the inclusion of these units is dilutive to FFO per diluted share.

(6)
Includes a $4.2 million net termination benefit related to the Loehmann’s lease at 101 7th Avenue and a $1.1 million reversal of bad debt expense associated with the settlement of historical real estate taxes with two tenants for the six months ended June 30, 2014.

(7)
Includes the effect of the modification of share-based compensation awards associated with the company's executive transition, as well as, severance, bonus payments and other costs associated with reorganizational changes.

(8)
Weighted average diluted shares used to calculate FFO per share and Recurring FFO per share is higher than the GAAP diluted weighted average shares as a result of the dilutive impact of the 11.4 million joint venture units held by LIH which are convertible into the company's common stock. These convertible units are not included in the diluted weighted average share count for GAAP purposes because their inclusion is anti-dilutive.

EQUITY ONE, INC.
ADDITIONAL DISCLOSURES
For the three and six months ended June 30, 2015 and 2014 (unaudited)
(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Certain non-cash items:
Amortization of deferred financing fees	$537	$601	$1,087	$1,200
Accretion of below-market lease intangibles, net	3,552	3,674	6,379	11,881
Share-based compensation expense	1,286	213	2,555	1,980
Straight-line rent adjustment	1,279	1,078	2,410	1,739
Capitalized interest	1,191	1,471	2,463	2,172
Amortization of premium on notes payable, net	290	642	690	1,262

Capital expenditures: (1)
Tenant improvements, allowances and landlord costs	$7,867	$5,508	$13,950	$8,200
Leasing commissions and costs	1,996	2,613	3,814	4,135
Developments	6,565	9,825	8,673	17,863
Redevelopments	3,813	5,963	13,507	12,025
Maintenance capital expenditures	2,821	2,620	5,341	4,156
Total capital expenditures	$23,062	$26,529	$45,285	$46,379

			June 30, 2015	December 31, 2014
Other assets:
Lease intangible assets, net			$107,378	$106,064
Leasing commissions, net			40,192	39,141
Prepaid expenses and other receivables			29,682	26,880
Straight-line rent receivables, net			26,737	24,412
Deferred financing costs, net			8,184	9,322
Deposits and mortgage escrows			7,496	6,356
Furniture, fixtures and equipment, net			3,370	3,809
Fair value of interest rate swap			297	681
Deferred tax asset			2,527	2,306
Total other assets			$225,863	$218,971

Accounts payable and other liabilities:
Lease intangible liabilities, net			$162,604	$157,486
Prepaid rent			9,878	9,607
Fair value of interest rate swaps			2,140	952
Accounts payable and other			58,874	57,963
Total accounts payable and other liabilities			$233,496	$226,008

Cash and Maximum Available Under Lines of Credit as of 6/30/15:
Cash and cash equivalents - unrestricted			$17,637
Available under lines of credit			600,000
Total Available Funds			$617,637

(1) Capital expenditures are presented on an accrual basis.

EQUITY ONE, INC.
PORTFOLIO STATISTICS
As of and for the three months ended June 30, 2015 and the preceding four quarters (unaudited)

	2Q 2015	1Q 2015	4Q 2014	3Q 2014	2Q 2014
Number of Properties
Total retail excluding developments and redevelopments (1)	101	102	102	107	113
Same-property - QTD NOI pool (2) (3)	97	100	98	102	108
Same-property - YTD NOI pool (2) (3)	96	100	96	101	108
Same-property - QTD including redevelopments (4)	108	107	105	109	117
Total retail portfolio (5)	113	110	111	116	124
GLA (in thousands)
Total retail excluding developments and redevelopments (1)	12,471	13,326	13,140	13,494	14,044
Total retail excluding developments and redevelopments - anchors (1) (6)	8,316	8,870	8,723	8,914	9,226
Total retail excluding developments and redevelopments - shops (1)	4,155	4,456	4,417	4,580	4,818
Same-property - QTD NOI pool (2) (3)	12,103	13,326	12,263	12,835	13,387
Same-property - YTD NOI pool (2) (3)	11,846	13,135	11,781	12,730	13,848
Total retail portfolio (5)	15,196	14,567	14,684	15,027	15,631
ABR
Total retail excluding developments and redevelopments (1)	$18.17	$18.22	$17.34	$17.00	$16.68
Total retail portfolio (5)	$18.71	$18.70	$18.47	$18.02	$17.70
Total retail portfolio - anchors (5) (6)	$14.53	$14.48	$14.32	$14.16	$13.65
Total retail portfolio - shops (5)	$28.41	$28.23	$27.75	$26.67	$26.62
Percent Leased
Total retail excluding developments and redevelopments (1)	95.5%	95.2%	95.0%	94.4%	94.2%
Total retail excluding developments and redevelopments - anchors (1) (6)	99.8%	99.7%	99.4%	99.0%	99.1%
Total retail excluding developments and redevelopments - shops (1)	86.7%	86.2%	86.4%	85.5%	84.8%
Same-property - QTD NOI pool (2) (3)	95.5%	95.2%	95.2%	94.4%	94.1%
Same-property - YTD NOI pool (2) (3)	95.5%	95.2%	95.2%	94.4%	94.1%
Total retail portfolio (5)	93.9%	94.6%	94.4%	93.6%	92.9%
Percent Commenced (7)
Same-property - QTD NOI pool (2) (3)	94.6%	94.4%	94.8%	94.1%	93.0%
Same-property - YTD NOI pool (2) (3)	94.3%	94.4%	94.8%	94.2%	93.0%
Same-Property NOI Growth
Same-property - QTD NOI (2) (3)	4.5%	3.0%	4.3%	2.5%	2.6%
Same-property - QTD including redevelopments (4)	4.3%	4.7%	5.3%	2.7%	3.3%

(1) Includes consolidated retail assets regardless of acquisition date, but excludes development, redevelopment and non-retail properties.
(2) Includes properties in the same-property NOI pool which the company consolidated, owned and operated for the entirety of both periods being compared and excludes developments, redevelopments and non-retail properties.
(3) Prior periods are presented as previously reported and are not adjusted for the current same-property pool.
(4) Includes properties in the same-property NOI pool which the company consolidated, owned and operated for the entirety of both periods being compared and includes redevelopments.
(5) Includes consolidated retail assets, including developments and redevelopments, and excludes non-retail properties.
(6) Anchor tenants represent any tenant with GLA of 10,000 square feet or higher.
(7) Excludes leases that are signed but have not commenced.

EQUITY ONE, INC.
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
CONSOLIDATED PROPERTIES
As of June 30, 2015 (unaudited)

Tenant	Number of stores	Credit Rating Moody’s/S&P (1)	Square feet	% of total square feet	Annualized base rent	% of total annualized base rent	ABR per square foot	Average remaining term of ABR (2)
Top twenty-five tenants
Albertsons / Shaw's / Star Market / Safeway / Vons	11	B2 / B-	659,395	4.3%	$12,275,860	4.6%	$18.62	6.3
Publix	25	N/A	1,062,166	7.0%	8,720,291	3.3%	8.21	7.4
L.A. Fitness	8	B2 / B	356,609	2.3%	6,674,805	2.5%	18.72	8.1
Bed Bath & Beyond / Cost Plus World Market	14	Baa1 / A-	401,352	2.6%	6,348,864	2.4%	15.82	5.7
TJ Maxx / Homegoods / Marshalls	12	A3 / A+	342,339	2.3%	5,806,073	2.2%	16.96	5.3
Food Emporium / Pathmark	2	N/A	88,018	0.6%	5,528,860	2.1%	62.82	11.7
Barney's New York	1	Caa3 / N/A	56,870	0.4%	4,500,000	1.7%	79.13	20.7
CVS Pharmacy	12	Baa1 / BBB+	148,367	1.0%	3,802,226	1.4%	25.63	8.9
The Gap / Old Navy	7	Baa2 / BBB-	115,187	0.8%	3,779,157	1.4%	32.81	7.0
Sports Authority	4	Caa1 / N/A	108,391	0.7%	3,753,410	1.4%	34.63	6.4
Office Depot / Office Max	8	B2 / B-	208,226	1.4%	3,350,986	1.3%	16.09	2.7
Costco	1	A1 / A+	148,295	1.0%	3,114,245	1.2%	21.00	4.2
Staples	8	Baa2 / BBB-	157,176	1.0%	2,999,419	1.1%	19.08	2.9
Trader Joe's	6	N/A	73,051	0.5%	2,567,685	1.0%	35.15	8.1
Dick's Sporting Goods	1	N/A	83,777	0.6%	2,246,886	0.8%	26.82	9.6
The Container Store	2	B2 / B	49,661	0.3%	2,174,212	0.8%	43.78	7.2
Home Depot	2	A2 / A	205,822	1.4%	2,106,246	0.8%	10.23	5.6
Best Buy	4	Baa2 / BB	142,831	0.9%	2,104,708	0.8%	14.74	0.9
Winn Dixie	7	N/A	351,439	2.3%	2,093,542	0.8%	5.96	2.4
Walgreens	6	Baa2 / BBB	98,522	0.6%	2,027,709	0.8%	20.58	15.3
Nordstrom	2	Baa1 / A-	75,418	0.5%	1,996,750	0.7%	26.48	6.2
Wal-Mart	2	Aa2 / AA	154,516	1.0%	1,964,575	0.7%	12.71	5.4
Target	1	A2 / A	160,346	1.1%	1,924,152	0.7%	12.00	3.1
Academy Sports	3	N/A	195,323	1.3%	1,911,831	0.7%	9.79	11.3
Wells Fargo	13	A2 / A+	50,485	0.3%	1,902,171	0.7%	37.68	4.9

Total top twenty-five tenants	162		5,493,582	36.2%	$95,674,663	35.9%	$17.42	7.3

Note: The above schedule includes properties under development/redevelopment and excludes non-retail properties and properties held in unconsolidated joint ventures.
(1) Ratings as of June 30, 2015. Source: Moody’s/S&P.
(2) In years, excluding future tenant renewal options. Total top twenty-five tenants is weighted based on annualized base rent.

EQUITY ONE, INC.
RECENT LEASING ACTIVITY
For the three months ended June 30, 2015 and the preceding four quarters (unaudited)

	Number of Leases Signed	Sq. Ft.	Prior Rent PSF (1)	New Rent PSF (1)	Rent Spread	TIs & Landlord Costs PSF (2)	Weighted Avg Term (3)
Same-Space Total Leases
2Q 2015	91	554,118	$13.73	$15.46	12.6%	$10.19	5.7
1Q 2015	94	732,067	$17.76	$18.95	6.7%	$1.90	6.2
4Q 2014	85	315,598	$18.72	$21.50	14.9%	$12.89	6.2
3Q 2014	109	499,031	$12.74	$13.91	9.2%	$2.83	5.3
2Q 2014	108	488,682	$14.15	$14.86	5.0%	$2.99	5.1
Same-Space New Leases (4)
2Q 2015	30	154,157	$14.84	$15.93	7.4%	$21.06	6.3
1Q 2015	27	58,068	$19.68	$20.81	5.7%	$16.47	6.3
4Q 2014	32	98,798	$18.27	$20.51	12.3%	$37.45	8.1
3Q 2014	39	80,489	$19.81	$20.27	2.3%	$15.05	6.3
2Q 2014	23	53,142	$18.14	$20.09	10.8%	$21.75	7.3
Same-Space Renewals & Options
2Q 2015 (5)	61	399,961	$13.30	$15.28	14.9%	$6.00	5.5
1Q 2015	67	673,999	$17.59	$18.79	6.8%	$0.64	6.2
4Q 2014	53	216,800	$18.92	$21.94	16.0%	$1.70	5.4
3Q 2014	70	418,542	$11.38	$12.69	11.5%	$0.48	4.9
2Q 2014	85	435,540	$13.67	$14.22	4.1%	$0.70	4.8

	Number of Leases Signed	Total Sq. Ft.	Weighted Avg Term (3)
Total Leases - Same-Space and Non-Comparable
2Q 2015	104	738,312	7.8
1Q 2015	109	842,718	6.2
4Q 2014	107	434,619	7.3
3Q 2014	122	595,689	6.6
2Q 2014	125	610,770	7.3

Note: Prior rent and new rent are presented on a “cash basis,” not on a straight-line basis. Excludes unconsolidated joint venture properties and non-retail properties. Prior quarter spreads are shown as reported and are not adjusted for dispositions.
(1) Prior rent per square foot and new rent per square foot is computed on a weighted average basis by lease.
(2) Amount reflects the impact of tenant concessions and work to be performed by the company prior to delivery of the space to the tenant.
(3) In years.
(4) Rent spreads for new leases reflect same-space leasing where amount of rent paid by prior tenant is available regardless of the amount of time the space has been vacant.
(5) The spread on negotiated renewals, excluding automatic renewal options, was 27.2% for the three months ended June 30, 2015.

EQUITY ONE, INC.
SHOPPING CENTER LEASE EXPIRATION SCHEDULE
As of June 30, 2015 (unaudited)

	ANCHOR TENANTS (SF >= 10,000)				SHOP TENANTS (SF < 10,000)				TOTAL TENANTS
Year	# of leases	Square Feet	% of Total SF	ABR PSF at Expiration	# of leases	Square Feet	% of Total SF	ABR PSF at Expiration	# of leases	Square feet	% of Total SF	ABR PSF at Expiration

M-T-M	—	—	—	$—	62	127,033	3.0%	$19.05	62	127,033	1.0%	$19.05
2015	6	130,352	1.5%	7.75	79	161,546	3.9%	21.87	85	291,898	2.3%	15.57
2016	33	1,153,930	13.9%	9.86	236	505,617	12.2%	26.36	269	1,659,547	13.3%	14.89
2017	32	931,102	11.2%	12.74	290	576,928	13.9%	27.29	322	1,508,030	12.1%	18.31
2018	23	680,977	8.2%	12.21	203	501,453	12.1%	27.43	226	1,182,430	9.5%	18.67
2019	34	1,349,455	16.2%	12.29	183	488,972	11.8%	27.46	217	1,838,427	14.7%	16.32
2020	34	1,124,332	13.5%	10.57	145	368,002	8.9%	28.29	179	1,492,334	12.0%	14.94
2021	14	363,207	4.4%	19.89	51	148,748	3.6%	33.50	65	511,955	4.1%	23.84
2022	17	539,797	6.5%	18.07	48	152,473	3.7%	36.18	65	692,270	5.6%	22.06
2023	20	432,982	5.2%	25.77	40	135,055	3.2%	44.77	60	568,037	4.6%	30.29
2024	13	275,676	3.3%	26.34	42	108,694	2.6%	40.93	55	384,370	3.1%	30.47
Thereafter	45	1,321,617	15.9%	19.42	89	326,269	7.8%	37.92	134	1,647,886	13.2%	23.08
Sub-total / Avg.	271	8,303,427	99.8%	14.70	1,468	3,600,790	86.7%	29.43	1,739	11,904,217	95.5%	19.16
Vacant	1	12,579	0.2%	N/A	287	554,368	13.3%	N/A	288	566,947	4.5%	N/A
Total retail excluding developments and redevelopments / Avg.	272	8,316,006	100.0%	N/A	1,755	4,155,158	100.0%	N/A	2,027	12,471,164	100.0%	N/A

Note: The above schedule excludes properties under development/redevelopment, non-retail properties, properties held in unconsolidated joint ventures and future tenant renewal options.

EQUITY ONE, INC.
ANNUAL BASE RENT OF OPERATING PROPERTIES BY STATE
As of June 30, 2015 (unaudited)

	Total Retail Portfolio Excluding Developments and Redevelopments			Developments and Redevelopments			Total Retail Portfolio Including Developments and Redevelopments
State	# of Properties	Total SF	Annual Base Rent	# of Properties	Total SF	Annual Base Rent	# of Properties	Total SF	Annual Base Rent	% of Annual Base Rent
South Florida	36	4,615,933	$70,152,678	4	409,118	$6,570,244	40	5,025,051	$76,722,922	28.7%
North Florida	15	1,611,487	20,388,174	4	727,278	9,866,425	19	2,338,765	30,254,599	11.3%
Total Florida	51	6,227,420	90,540,852	8	1,136,396	16,436,669	59	7,363,816	106,977,521	40.0%
California	9	1,248,771	31,302,030	2	1,382,810	25,627,723	11	2,631,581	56,929,753	21.3%
New York	6	888,579	33,028,887	2	205,880	8,671,086	8	1,094,459	41,699,973	15.6%
Connecticut	8	986,166	19,991,367	—	—	—	8	986,166	19,991,367	7.5%
Georgia	9	983,364	15,059,681	—	—	—	9	983,364	15,059,681	5.6%
Massachusetts	7	602,929	11,120,042	—	—	—	7	602,929	11,120,042	4.2%
Louisiana	7	883,394	8,528,573	—	—	—	7	883,394	8,528,573	3.2%
Maryland	1	214,030	3,890,006	—	—	—	1	214,030	3,890,006	1.5%
North Carolina	3	436,511	2,835,116	—	—	—	3	436,511	2,835,116	1.1%

Total Retail Portfolio	101	12,471,164	$216,296,554	12	2,725,086	$50,735,478	113	15,196,250	$267,032,032	100.0%

Note: The above schedule excludes non-retail properties and properties held in unconsolidated joint ventures.

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of June 30, 2015 (unaudited)

		Year	Total		Number		Supermarket anchor
		Built /	Sq. Ft.	Percent	of tenants		Owned		Expiration		ABR
Property	City	Renovated	Owned	Leased	Leased	Vacant	sq. ft.	Name	Date (1)	Other anchor tenants	per leased SF
FLORIDA
SOUTH FLORIDA
Aventura Square	Aventura	1991	143,250	100.0%	10	—				Babies R Us / Jewelry Exchange / Old Navy / Bed, Bath & Beyond / DSW	$27.71
Bird Ludlum	Miami	1988 / 1998	191,993	95.6%	44	6	44,400	Winn-Dixie	12/30/2017	CVS Pharmacy / Goodwill	$21.24
Bluffs Square	Jupiter	1986	123,917	89.1%	25	6	39,795	Publix	10/22/2016	Walgreens	$13.35
Cashmere Corners	Port St. Lucie	2001	89,234	93.0%	12	4	61,448	Albertsons*	6/30/2015		$7.98
Chapel Trail	Pembroke Pines	2007	56,378	100.0%	4	—				LA Fitness	$23.81
Concord Shopping Plaza (3)	Miami	1962 / 1992 / 1993	314,327	99.6%	23	1	78,000	Winn-Dixie	9/30/2019	Home Depot / Big Lots / Dollar Tree / Youfit Health Clubs / AutoZone	$11.94
Coral Reef Shopping Center	Palmetto Bay	1968 / 1990	74,680	93.4%	14	3	25,203	Aldi	9/30/2025	Walgreens	$28.61
Crossroads Square	Pembroke Pines	1973	81,587	93.7%	20	3				CVS Pharmacy / Goodwill / Party City	$18.79
Greenwood	Palm Springs	1982 / 1994	133,438	90.1%	27	7	50,032	Publix	12/5/2019	Beall’s Outlet	$14.63
Hammocks Town Center	Miami	1987 / 1993	183,834	99.6%	37	1	39,795	Publix	6/24/2017	Metro Dade Library / CVS Pharmacy / Youfit Health Clubs	$15.40
Homestead (3)	Homestead	2014	4,580	100.0%	1	—					$21.83
Jonathan’s Landing	Jupiter	1997	26,820	100.0%	11	—					$22.22
Lago Mar	Miami	1995	82,613	97.3%	17	1	42,323	Publix	9/13/2020	Youfit Health Clubs	$14.35
Lantana Village	Lantana	1976 / 1999	181,780	97.4%	22	3	39,473	Winn-Dixie	2/15/2016	Kmart / Rite Aid* (Family Dollar)	$7.59
Magnolia Shoppes	Fort Lauderdale	1998	114,118	94.5%	14	3				Regal Cinemas / Deal$	$12.44
Pavilion	Naples	1982 / 2001 / 2011	167,745	86.0%	30	11				Paragon Theaters / LA Fitness / Paradise Wine	$18.61
Pine Island	Davie	1999	255,818	90.8%	36	8	39,943	Publix	11/30/2018	Burlington Coat Factory / Staples / Youfit Health Clubs	$13.88
Pine Ridge	Coral Springs	1986 / 1998 / 2013	117,744	97.3%	22	2	17,441	The Fresh Market	7/31/2019	Ulta Beauty / Bed, Bath & Beyond / Marshalls	$16.49
Point Royale	Miami	1970 / 2000	181,381	94.1%	22	5	45,350	Winn-Dixie	2/15/2020	Best Buy / Pasteur Medical	$12.36
Prosperity Centre	Palm Beach Gardens	1993	123,614	100.0%	11	—				Office Depot / CVS Pharmacy / Bed Bath & Beyond / TJ Maxx	$19.15

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of June 30, 2015 (unaudited)

		Year	Total		Number		Supermarket anchor
		Built /	Sq. Ft.	Percent	of tenants		Owned		Expiration		ABR
Property	City	Renovated	Owned	Leased	Leased	Vacant	sq. ft.	Name	Date (1)	Other anchor tenants	per leased SF
Ridge Plaza	Davie	1984 / 1999	155,204	96.3%	19	4				Paragon Theaters / Kabooms / United Collection / Round Up / Goodwill	$13.02
Salerno Village	Stuart	1987	4,800	100.0%	1	—					$14.38
Sawgrass Promenade	Deerfield Beach	1982 / 1998	107,092	89.8%	20	5	36,464	Publix	12/15/2019	Walgreens / Dollar Tree	$11.63
Sheridan Plaza	Hollywood	1973 / 1991	508,455	97.4%	56	7	65,537	Publix	10/9/2016	Ross / Bed Bath & Beyond / LA Fitness / Sunrise Medical Group/ Pet Supplies Plus / Office Depot / Kohl's	$16.61
Shoppes of Oakbrook	Palm Beach Gardens	1974 / 2000 / 2003	200,448	96.1%	24	5	44,400	Publix	11/30/2020	CVS Pharmacy / Duffy's / Homegoods* (Tuesday Morning) / Bassett Furniture / Stein Mart	$15.23
Shoppes of Silverlakes	Pembroke Pines	1995 / 1997	126,789	89.6%	30	7	47,814	Publix	6/14/2020	Goodwill	$17.53
Shoppes of Sunset (3)	Miami	1979 / 2009	21,784	78.7%	9	5					$23.83
Shoppes of Sunset II (3)	Miami	1980 / 2009	27,676	68.4%	13	4					$19.46
Shops at Skylake	North Miami Beach	1999 / 2005 / 2006	287,168	97.7%	48	2	51,420	Publix	7/31/2019	TJ Maxx / LA Fitness / Goodwill	$20.16
Shops at St. Lucie	Port St. Lucie	2006	27,363	89.1%	9	2					$20.57
Tamarac Town Square	Tamarac	1987	124,585	84.5%	28	11	37,764	Publix	12/15/2019	Dollar Tree / Pivot Education	$12.33
Waterstone	Homestead	2005	61,000	100.0%	9	—	45,600	Publix	7/31/2025		$15.38
West Bird	Miami	1977 / 2000	99,864	94.5%	26	2	37,949	Publix	8/31/2020	CVS Pharmacy	$15.92
West Lake Plaza	Miami	1984 / 2000	100,747	100.0%	27	—	46,216	Winn-Dixie	5/22/2016	CVS Pharmacy	$15.76
Westport Plaza	Davie	2002	49,533	96.6%	9	1	27,887	Publix	11/30/2022		$18.39
Young Circle	Hollywood	1962 / 1997	64,574	95.5%	8	1	23,124	Publix	11/30/2016	Walgreens	$15.68
TOTAL SHOPPING CENTERS SOUTH FLORIDA (36)			4,615,933	94.9%	738	120	987,378				$16.01

NORTH FLORIDA
Alafaya Village	Orlando	1986	38,118	73.5%	12	4					$21.45
Atlantic Village	Atlantic Beach	1984 / 1996 / 2014	104,687	98.1%	26	2				LA Fitness / Jo-Ann Fabric and Craft Stores	$15.53
Beauclerc Village	Jacksonville	1962 / 1988	68,846	93.1%	7	4				Big Lots / Ace Hardware / Save-A-Lot	$9.66
Charlotte Square	Port Charlotte	1980	96,626	72.4%	13	12				Seafood Buffet / Walmart	$9.32
Ft. Caroline	Jacksonville	1985 / 1995	77,481	100.0%	7	—	45,500	Winn-Dixie	5/31/2020	Citi Trends / Planet Fitness	$7.29
Glengary Shoppes	Sarasota	1995	92,844	90.6%	5	1				Best Buy / Barnes & Noble	$20.73

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of June 30, 2015 (unaudited)

		Year	Total		Number		Supermarket anchor
		Built /	Sq. Ft.	Percent	of tenants		Owned		Expiration		ABR
Property	City	Renovated	Owned	Leased	Leased	Vacant	sq. ft.	Name	Date (1)	Other anchor tenants	per leased SF
Mandarin Landing	Jacksonville	1976	139,580	92.5%	24	5	50,000	Whole Foods	12/31/2023	Office Depot / Aveda Institute	$16.79
Old Kings Commons	Palm Coast	1988	84,759	99.0%	15	1				Planet Fitness/ Staples / Beall's Outlet	$9.81
Ryanwood	Vero Beach	1987	114,925	87.9%	23	9	39,795	Publix	3/23/2017	Beall's Outlet / Books-A-Million	$10.63
South Beach	Jacksonville Beach	1990 / 1991	307,873	97.2%	36	7	12,517	Trader Joe's	1/31/2025	Bed Bath & Beyond / Ross / Stein Mart / Home Depot / Staples	$14.14
South Point Center	Vero Beach	2003	64,790	92.4%	11	4	44,840	Publix	11/30/2023		$16.10
Sunlake	Tampa	2008	97,871	89.0%	20	6	47,000	Publix	12/31/2028		$19.62
Town & Country	Kissimmee	1993	75,181	94.1%	11	3	52,883	Albertsons* (Ross Dress For Less)	10/31/2018		$8.40
Treasure Coast	Vero Beach	1983	133,779	98.2%	22	2	61,450	Publix	7/31/2026	TJ Maxx	$13.62
Unigold Shopping Center	Winter Park	1987	114,127	91.2%	17	7	52,500	Winn-Dixie	4/30/2017	Youfit Health Clubs	$12.10
TOTAL SHOPPING CENTERS NORTH FLORIDA (15)			1,611,487	92.6%	249	67	406,485				$13.66

TOTAL SHOPPING CENTERS FLORIDA (51)			6,227,420	94.4%	987	187	1,393,863				$15.41

CALIFORNIA
Circle Center West	Long Beach	1989	64,364	97.8%	15	1				Marshalls	$21.68
Culver Center	Culver City	1950 / 2000	216,646	97.1%	31	2	36,578	Ralph’s	10/31/2020	LA Fitness / Sit N Sleep / Tuesday Morning / Best Buy	$29.29
Marketplace Shopping Center	Davis	1990	111,156	95.7%	20	3	35,018	Safeway	7/31/2019	Petco / CVS Pharmacy	$23.26
Plaza Escuela	Walnut Creek	2002	153,565	100.0%	23	—				Yoga Works / The Container Store / Cheesecake Factory / Forever 21 / Uniqlo / Sports Authority	$43.81
Pleasanton Plaza	Pleasanton	1981	163,469	92.6%	18	5				JC Penney / Cost Plus World Market / Design's School of Cosmetology / Office Max	$13.49
Potrero	San Francisco	1968 / 1997	226,642	99.8%	25	2	59,566	Safeway	9/30/2020	24 Hour Fitness / Party City / Petco / Office Depot / Ross	$30.48
Ralph's Circle Center	Long Beach	1983	59,837	97.6%	12	1	35,022	Ralph’s	11/30/2025		$17.55

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of June 30, 2015 (unaudited)

		Year	Total		Number		Supermarket anchor
		Built /	Sq. Ft.	Percent	of tenants		Owned		Expiration		ABR
Property	City	Renovated	Owned	Leased	Leased	Vacant	sq. ft.	Name	Date (1)	Other anchor tenants	per leased SF
Talega Village Center (2)	San Clemente	2007	102,270	97.7%	24	2	46,000	Ralph's	12/31/2027		$20.14
Von’s Circle Center	Long Beach	1972	150,822	98.4%	23	1	51,855	Von’s	7/31/2022	Rite Aid / Ross	$17.53
TOTAL SHOPPING CENTERS CALIFORNIA (9)			1,248,771	97.5%	191	17	264,039				$25.71

NEW YORK
1175 Third Avenue	Manhattan	1995	25,350	100.0%	1	—	25,350	Food Emporium	4/30/2023		$106.86
90-30 Metropolitan	Queens	2007	59,815	100.0%	5	—	12,898	Trader Joe's	1/31/2023	Staples / Michael’s	$30.03
1225-1239 Second Avenue	Manhattan	1964 / 1987	18,474	91.3%	4	2				CVS Pharmacy	$105.32
Clocktower Plaza	Queens	1985 / 1995	78,820	100.0%	8	—	62,668	Pathmark	11/30/2030		$45.10
The Gallery at Westbury Plaza	Westbury	2013	311,669	98.3%	31	2	13,004	Trader Joe's	8/31/2022	The Container Store / Famous Footwear / HomeGoods / Nordstrom Rack / Bloomingdale's / GapOutlet / Saks Fifth Avenue / S.A. Elite / Old Navy	$45.99
Westbury Plaza	Westbury	1993 / 2004	394,451	100.0%	12	—				Olive Garden / Costco / Marshalls / Sports Authority/ Walmart/ Thomasville Furniture	$23.09
TOTAL SHOPPING CENTERS NEW YORK (6)			888,579	99.2%	61	4	113,920				$37.47

CONNECTICUT
Brookside Plaza	Enfield	1985 / 2006	216,480	100.0%	26	—	59,648	Wakefern Food	8/31/2020	Bed Bath & Beyond / Walgreens / Staples / Petsmart	$14.30
Compo Acres	Westport	1960 / 2011	42,754	93.2%	14	1	11,731	Trader Joe’s	2/28/2022		$48.94
Copps Hill	Ridgefield	1979 / 2002	184,528	100.0%	9	—	59,015	Stop & Shop	12/31/2024	Kohl's / Rite Aid	$13.88
Darinor Plaza	Norwalk	1978	153,135	100.0%	14	—				Kohl's / Old Navy / Party City	$18.01
Danbury Green	Danbury	1985 / 2006	124,095	100.0%	11	—	11,850	Trader Joe’s	1/31/2023	Rite Aid / Annie Sez / Staples / DSW / Danbury Hilton Garden Inn	$22.23
Post Road Plaza	Darien	1978	20,005	100.0%	4	—	11,051	Trader Joe's	1/31/2026		$57.69
Southbury Green	Southbury	1979 / 2002	156,128	96.6%	22	3	60,113	ShopRite	7/31/2022	Staples	$21.86
The Village Center	Westport	1969-1973 / 2009-2010	89,041	77.5%	19	8	22,052	The Fresh Market	10/31/2024		$34.98
TOTAL SHOPPING CENTERS CONNECTICUT (8)			986,166	97.1%	119	12	235,460				$20.87

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of June 30, 2015 (unaudited)

		Year	Total		Number		Supermarket anchor
		Built /	Sq. Ft.	Percent	of tenants		Owned		Expiration		ABR
Property	City	Renovated	Owned	Leased	Leased	Vacant	sq. ft.	Name	Date (1)	Other anchor tenants	per leased SF
GEORGIA
BridgeMill	Canton	2000	89,102	89.0%	23	6	37,888	Publix	1/31/2020		$16.57
Buckhead Station	Atlanta	1996	233,511	100.0%	14	—				Bed Bath & Beyond / TJ Maxx / Old Navy / Toys R Us / DSW / Ulta Beauty / Nordstrom Rack	$21.83
Chastain Square	Atlanta	1981 / 2001	91,637	98.9%	24	2	37,366	Publix	5/31/2024		$19.66
Hairston Center	Decatur	2000	13,000	61.5%	4	4					$12.36
Hampton Oaks	Fairburn	2009	20,842	53.8%	5	6					$11.17
McAlpin Square	Savannah	1979	173,952	98.6%	24	1	43,600	Kroger	8/31/2020	Big Lots / Habitat for Humanity / Savannah-Skidaway	$8.98
Piedmont Peachtree Crossing	Buckhead	1978 / 1998	152,239	98.4%	27	1	55,520	Kroger	5/31/2020	Cost Plus World Market / Binders Art Supplies	$19.98
Wesley Chapel	Decatur	1989	164,153	85.6%	19	10	32,000	Little Giant	6/30/2019	Deal$ / Planet Fitness / Piedmont Tech	$8.53
Williamsburg at Dunwoody	Dunwoody	1983	44,928	92.6%	25	2					$21.91
TOTAL SHOPPING CENTERS GEORGIA (9)			983,364	94.2%	165	32	206,374				$16.26

MASSACHUSETTS
Cambridge Star Market	Cambridge	1953 / 1997	66,108	100.0%	1	—	66,108	Star Market	1/2/2026		$30.25
Medford Shaw’s Supermarket	Medford	1995	62,656	100.0%	2	—	60,356	Shaw’s *	1/1/2016		$26.92
Plymouth Shaw’s Supermarket	Plymouth	1993	59,726	100.0%	1	—	59,726	Shaw's	1/1/2026		$19.99
Quincy Star Market	Quincy	1965 / 1995	100,741	100.0%	1	—	100,741	Star Market	1/2/2021		$19.53
Swampscott Whole Foods	Swampscott	1967 / 2005	35,907	100.0%	1	—	35,907	Whole Foods	1/1/2026		$24.95
Webster Plaza (6)	Webster	1963 / 1998	201,425	90.7%	11	4	56,766	Shaw’s *	2/28/2023	Kmart	$6.75
West Roxbury Shaw’s Plaza	West Roxbury	1973 / 1995 / 2006	76,366	94.9%	10	3	54,928	Shaw's	1/2/2021		$29.57
TOTAL SHOPPING CENTERS MASSACHUSETTS (7)			602,929	96.2%	27	7	434,532				$19.16

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of June 30, 2015 (unaudited)

		Year	Total		Number		Supermarket anchor
		Built /	Sq. Ft.	Percent	of tenants		Owned		Expiration		ABR
Property	City	Renovated	Owned	Leased	Leased	Vacant	sq. ft.	Name	Date (1)	Other anchor tenants	per leased SF
LOUISIANA
Ambassador Row	Lafayette	1980 / 1991	194,678	93.5%	26	1				Big Lots / Chuck E Cheese / Planet Fitness / Jo-Ann Fabric and Craft Stores / Northern Tool + Equipment	$11.18
Ambassador Row Courtyard	Lafayette	1986 / 1991 / 2005	149,782	90.7%	17	6				Bed Bath & Beyond / Marshall's / Hancock Fabrics / Tuesday Morning / Cost Plus World Market	$10.45
Bluebonnet Village	Baton Rouge	1983	101,585	99.8%	23	3	33,387	Matherne’s	11/30/2020	Office Depot	$12.64
Elmwood Oaks	Harahan	1989	130,284	100.0%	10	—				Academy Sports / Dollar Tree / Tuesday Morning	$10.16
Plaza Acadienne	Eunice	1980	59,419	93.6%	5	2	28,092	Super 1 Store	6/30/2020	Fred's Store	$4.24
Sherwood South	Baton Rouge	1972 / 1988 / 1992	77,230	100.0%	7	—				Burke's Outlet / Harbor Freight Tools / Fred's Store / Ideal Market	$6.32
Siegen Village	Baton Rouge	1988	170,416	97.2%	18	2				Office Depot / Big Lots / Dollar Tree / Planet Fitness / Party City	$10.52
TOTAL SHOPPING CENTERS LOUISIANA (7)			883,394	96.0%	106	14	61,479				$10.06

MARYLAND
Westwood Complex (5)	Bethesda	1958-1960 / 1990 / 2001	214,030	92.4%	37	8	55,000	Giant Foods	11/30/2019	Bowlmor Lanes / CITGO	$19.68
TOTAL SHOPPING CENTERS MARYLAND (1)			214,030	92.4%	37	8	55,000				$19.68

NORTH CAROLINA
Centre Pointe Plaza	Smithfield	1989	159,259	97.6%	21	2				Belk’s / Dollar Tree / Aaron Rents / Burke’s Outlet Stores	$6.39
Riverview Shopping Center	Durham	1973 / 1995	128,498	93.4%	13	3	53,538	Kroger	12/31/2019	Upchurch Drugs / Riverview Galleries	$8.64
Thomasville Commons	Thomasville	1991	148,754	96.7%	12	2	32,000	Ingles	9/30/2017	Kmart	$5.59
TOTAL SHOPPING CENTERS NORTH CAROLINA (3)			436,511	96.1%	46	7	85,538				$6.76

TOTAL RETAIL PORTFOLIO EXCLUDING DEVELOPMENTS AND REDEVELOPMENTS (101)			12,471,164	95.5%	1,739	288	2,850,205				$18.17

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of June 30, 2015 (unaudited)

		Year	Total		Number		Supermarket anchor
		Built /	Sq. Ft.	Percent	of tenants		Owned		Expiration		ABR
Property	City, State	Renovated	Owned	Leased	Leased	Vacant	sq. ft.	Name	Date (1)	Other anchor tenants	per leased SF
DEVELOPMENTS AND REDEVELOPMENTS (3)
101 7th Avenue	Manhattan, NY	1930 / 2014	56,870	100.0%	1	—				Barneys New York	$79.13
Alafaya Commons	Orlando, FL	1986 / 2015	130,811	90.4%	18	5				Academy Sports / Youfit Health Clubs	$14.47
Boca Village Square	Boca Raton, FL	1978 / 2014	92,118	95.6%	18	2	36,000	Publix	3/30/2017	CVS Pharmacy	$19.69
Boynton Plaza	Boynton Beach, FL	2015	106,595	90.0%	14	7	53,785	Publix	3/31/2035	CVS Pharmacy	$17.97
Broadway Plaza	Bronx, NY	2015	149,010	75.4%	9	6	18,110	Aldi	9/30/2024	TJ Maxx / Sports Authority / Party City / Blink Fitness	$37.11
Countryside Shops	Cooper City, FL	1986 / 1988 / 1991 / 2015	200,405	96.9%	39	5	39,795	Publix	5/31/2037	Stein Mart	$15.15
El Novillo (7)	Miami Beach, FL	1970 / 2000 / 2015	10,000	100.0%	1	—				Sakura Japanese Buffet	$17.00
Kirkman Shoppes	Orlando, FL	1973 / 2015	114,635	96.8%	23	2				LA Fitness / Walgreens	$21.86
Lake Mary Centre	Lake Mary, FL	1988 / 2001 / 2015	335,341	83.4%	51	19	24,741	The Fresh Market	5/31/2024	Ross / LA Fitness / Office Depot / Academy Sports	$15.15
Pablo Plaza	Jacksonville, FL	1974 / 1998 / 2001 / 2008 / 2015	146,491	79.2%	22	14	34,400	Publix* (Office Depot)	11/30/2018	Marshalls / HomeGoods /PetSmart	$12.89
Serramonte Shopping Center	Daly City, CA	1968 /2015	882,938	97.5%	95	10				Macy's / JC Penney / Target / Daiso / Crunch Gym / H&M / Forever 21 / Uniqlo / Dick's Sporting Goods	$19.54
Serramonte Shopping Center - Expansion Project	Daly City, CA	2015	247,055	37.5%	4	—				Buy Buy Baby / Cost Plus World Market / Dave & Busters / Daiso	$29.20
Willows Shopping Center	Concord, CA	2015	252,817	91.4%	25	6				Claim Jumper Restaurants / UFC Gym / REI / The Jungle Fun / Old Navy / Ulta Beauty / Pier 1 Imports / Cost Plus World Market	$26.43
TOTAL DEVELOPMENTS AND REDEVELOPMENTS (12) (3)			2,725,086	86.8%	320	76	206,831				$21.44

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of June 30, 2015 (unaudited)

		Year	Total		Number		Supermarket anchor
		Built /	Sq. Ft.	Percent	of tenants		Owned		Expiration		ABR
Property	City, State	Renovated	Owned	Leased	Leased	Vacant	sq. ft.	Name	Date (1)	Other anchor tenants	per leased SF

TOTAL RETAIL PORTFOLIO INCLUDING DEVELOPMENTS AND REDEVELOPMENTS (113)			15,196,250	93.9%	2,059	364	3,057,036				$18.71

NON-RETAIL PROPERTIES (3)
200 Potrero	San Francisco, CA	1928	30,500	55.1%	1	1				Golden Bear Sportswear
Banco Popular Office Building	Miami, FL	1971	32,737	69.7%	11	8
Westport Office	Westport, CT	1984	4,000	85.0%	7	2
Westwood - Manor Care	Bethesda, MD	1976	41,123	100.0%	1	—				Manor Care
Westwood Towers	Bethesda, MD	1968 / 1997	211,020	100.0%	2	—				Housing Opportunities

TOTAL NON-RETAIL PROPERTIES (5) (3)			319,380	92.4%	22	11

TOTAL EXCLUDING LAND (118)			15,515,630	93.9%	2,081	375	3,057,036

LAND (6) (3)(4)

TOTAL CONSOLIDATED - 124 Properties

EQUITY ONE, INC.
PROPERTY STATUS REPORT
As of June 30, 2015 (unaudited)

Footnotes for Property Status Report

Note: Total square footage does not include shadow anchor square footage that is not owned by Equity One but does include square footage for ground leases. Anchor tenants represent any tenant with GLA of 10,000 square feet or higher.
* Indicates a tenant which continues to pay rent, but has closed its store and ceased operations. The subtenant, if any, is shown in (  ).
(1) Expiration date of the current lease term, excluding any renewal options.
(2) Not included in the NOI same-property pool for the six months ended June 30, 2015.
(3) Not included in the NOI same-property pool for the three and six months ended June 30, 2015. The NOI same-property pool including redevelopments includes: 101 7th Avenue, Alafaya Commons, Boca Village Square, Boynton Plaza, Countryside Shops, El Novillo, Kirkman Shoppes, Lake Mary Centre, Pablo Plaza, Willows Shopping Center, Serramonte Shopping Center and Serramonte Shopping Center - Expansion Project.
(4) The total carrying value of land as of June 30, 2015 is $25.9 million.
(5) Westwood Complex is comprised of five separate properties that are being added to the same-property pool based on their respective acquisition dates. Westwood Shopping Center and Westwood Center II are included in the same-property pool for the three months ended June 30, 2015, but are not included for the six months ended June 30, 2015. Bowlmor Lanes, 5471 Citgo, and 5335 Citgo are included in the same-property pool for the three and six months ended June 30, 2015.

(6)	Property was classified as held for sale as of June 30, 2015 and was sold in July 2015.

(7)	Tenant vacated during the second quarter of 2015, but lease remained in effect as of June 30, 2015. The company intends to demolish the existing box and build two new outparcels.

EQUITY ONE, INC.
REAL ESTATE ACQUISITIONS AND DISPOSITIONS
For the six months ended June 30, 2015 (unaudited)
(in thousands, except for acreage/square footage)

2015 Acquisition Activity
Date Purchased	Property Name	City	State	Square Feet/Acres		Purchase Price	Mortgage Assumed
June 10, 2015	Concord Shopping Plaza (1)	Miami	FL	314,327		$62,200	$27,750
June 10, 2015	Shoppes of Sunset (1)	Miami	FL	21,784		5,550	—
June 10, 2015	Shoppes of Sunset II (1)	Miami	FL	27,676		4,250	—
January 9, 2015	Pablo Plaza Outparcel	Jacksonville	FL	0.18	(2)	750	—
Total Purchased						$72,750	$27,750

2015 Disposition Activity
Date Sold	Property Name	City	State	Square Feet	Gross Sales Price
Income producing property sold
March 26, 2015	Park Promenade	Orlando	FL	128,848	$4,800
Total Sold				128,848	$4,800

Note: The above schedules reflect only acquisition and disposition activity related to consolidated properties.

(1) Properties were acquired in connection with the redemption of our interest in the GRI JV.
(2) In acres.

EQUITY ONE, INC.
REAL ESTATE DEVELOPMENTS AND REDEVELOPMENTS
As of June 30, 2015 (unaudited)
(in thousands, except square footage data)

Project	Location	Project GLA (1)	Total GLA (2)	Anchors	Target Stabilization Date (3)	Estimated Gross Cost (4)	Estimated Net Cost (5)	Incurred as of 6/30/15		Balance to Complete / (Reimburse-ments)	% Placed in Service (6)
Active Developments
Broadway Plaza	Bronx, NY	149,010	149,010	TJ Maxx / Sports Authority / Aldi / Blink Fitness	2016	$73,762	$73,762	$65,113		$8,649	61%
Subtotal		149,010	149,010			73,762	73,762	65,113		8,649	61%
Active Redevelopments
101 7th Avenue	Manhattan, NY	56,870	56,870	Barneys New York	2016	12,453	12,453	7,452		5,001	—%
Boynton Plaza	Boynton Beach, FL	53,785	106,595	Publix	2015	8,818	8,318	9,218		(400)	100%
Countryside Shops	Cooper City, FL	84,520	200,405	Publix	2017	16,395	16,395	145		16,250	—%
El Novillo (7)	Miami Beach, FL	10,000	10,000	TBD	TBD	—	—	5		—	—%
Kirkman Shoppes	Orlando, FL	57,510	114,635	L.A. Fitness / Walgreens	2015	13,094	13,094	12,177		917	100%
Lake Mary Centre	Lake Mary, FL	112,764	335,341	Ross / The Fresh Market / Academy Sports	2015 (8)	12,513	12,513	10,882		1,631	100%
Pablo Plaza	Jacksonville, FL	92,676	146,491	Whole Foods / Petsmart	2020	18,016	18,016	879		17,137	—%
Serramonte Center - Phase II	Daly City, CA	247,055	1,129,993	Buy Buy Baby / Cost Plus World Market / Dave & Buster's / Daiso	2017	109,137	109,137	1,614		107,523	—%
Willows Shopping Center	Concord, CA	48,621	252,817	Ulta Beauty / Lazy Dog / Old Navy / UFC Gym	2015	13,460	13,460	10,959		2,501	60%
Subtotal		763,801	2,353,147			203,886	203,386	53,331		150,560	33%
Total Active Developments and Redevelopments		912,811	2,502,157			277,648	277,148	118,444		159,209	38%
Developments and Redevelopments Pending Twelve Month Stabilization
Alafaya Commons	Orlando, FL	66,955	130,811	Academy Sports	2015	7,502	7,502	6,237		1,265	100%
Boca Village Square	Boca Raton, FL	42,012	92,118	CVS Pharmacy	2014	11,161	10,911	10,478		683	100%
Total		108,967	222,929			18,663	18,413	16,715		1,948	100%
Total Development and Redevelopment Activity						$296,311	$295,561	$135,159	(9)	$161,157	44%

(1)	Project GLA is subject to change based upon build-to-suit requests and other tenant driven changes.

(2)	Total GLA represents all GLA for the corresponding property and, for redevelopments, includes portions of the center not subject to redevelopment.

(3)
Target stabilization date reflects the date that construction is expected to be substantially complete and the anchors commence rent. Properties may continue to be reflected in development or redevelopment until they are included in the company's same-property pool, which is normally one year from rent commencement.

(4)	For developments, includes actual cost of land.

(5)	After sales of outparcels and construction cost reimbursements.

(6)	Percentage placed in service represents the percentage of project GLA for which the applicable tenants have commenced revenue recognition under GAAP.

(7)	Tenant vacated during the second quarter of 2015, but the lease remained in effect as of June 30, 2015. The company intends to demolish the existing box and build two new outparcels.

(8)
Stabilization date is based on the expected commencement of rent for Academy Sports as part of the second phase of the redevelopment. The first phase comprised of adding Ross and The Fresh Market, which represents 50,000 square feet of the 113,000 square feet under redevelopment, was stabilized in 2Q14.

(9)	Includes an aggregate of $9.7 million in costs incurred but not yet funded as of June 30, 2015.

EQUITY ONE, INC.
TACTICAL CAPITAL IMPROVEMENTS
As of June 30, 2015 (unaudited)
(in thousands)

Project	Location	Project Description	Target Stabilization Date (1)	Estimated Gross Cost	Incurred as of 6/30/15	Balance to Complete (Gross Cost)
Capital Expenditure Projects over $1,000
Ambassador Row Courtyards	Lafayette, LA	Retenanting	2015	$7,184	$3,807	$3,377
South Beach Regional	Jacksonville Beach, FL	Retenanting and Facade Renovation	2015	6,026	5,206	820
Compo Acres Shopping Center	Westport, CT	Facade Renovation	2015	5,330	4,958	372
Brookside Plaza	Enfield, CT	Retenanting	2016	3,899	27	3,872
Darinor Plaza	Norwalk, CT	Outparcel Addition	2016	1,930	632	1,298
Post Road Plaza	Darien, CT	Facade Renovation	2016	1,466	165	1,301
Bird Ludlam	Miami, FL	Outparcel Addition	2015	1,264	1,214	50
Alafaya Commons	Orlando, FL	Retenanting	2015	1,794	1,002	792
Total Other Capital Investment into Real Estate				$28,893	$17,011	$11,882

(1) Target stabilization date reflects the date that construction is expected to be substantially complete and, if applicable, the tenants commence rent.

EQUITY ONE, INC.
DEBT SUMMARY
As of June 30, 2015 and December 31, 2014 and 2013 (unaudited)
(in thousands)

	June 30, 2015	December 31, 2014	December 31, 2013
Fixed rate debt	$912,412	$1,042,914	$1,161,291
Variable rate debt - swapped to fixed rate	250,000	250,000	250,000
Variable rate debt - unhedged	106,750	37,000	91,000
Total debt	$1,269,162	$1,329,914	$1,502,291

% Fixed rate debt	71.9%	78.4%	77.3%
% Variable rate debt - swapped to fixed rate	19.7%	18.8%	16.6%
% Variable rate debt - unhedged	8.4%	2.8%	6.1%
Total	100.0%	100.0%	100.0%

Secured mortgage debt	$316,531	$311,778	$430,155
Unsecured debt	952,631	1,018,136	1,072,136
Total debt	$1,269,162	$1,329,914	$1,502,291

% Secured mortgage debt	24.9%	23.4%	28.6%
% Unsecured debt	75.1%	76.6%	71.4%
Total	100.0%	100.0%	100.0%

Total market capitalization (from page 19)	$4,550,209	$4,778,523	$4,428,129

% Secured mortgage debt	7.0%	6.5%	9.7%
% Unsecured debt	20.9%	21.3%	24.2%
Total debt : Total market capitalization	27.9%	27.8%	33.9%

Weighted average interest rate on secured mortgage debt (1)	5.68%	6.03%	5.99%
Weighted average interest rate on unsecured senior notes (1)	4.96%	5.02%	5.02%
Interest rate on term loan	2.62%	2.62%	3.17%
Weighted average interest rate on total debt (1) (2)	4.66%	4.80%	4.99%
Weighted average interest rate on revolving credit facilities (1)	1.22%	1.22%	1.30%

Weighted average maturity on secured mortgage debt	4.0 years	4.4 years	4.3 years
Weighted average maturity on unsecured senior notes	4.4 years	4.3 years	5.3 years
Maturity on term loan	3.6 years	4.1 years	5.1 years
Weighted average maturity on total debt (2)	4.1 years	4.3 years	5.0 years

Note: All amounts and calculations exclude unamortized / unaccreted premium / (discount) on mortgages and senior notes and include secured mortgage debt related to properties held for sale.

(1)	Weighted average interest rates are calculated based on balances outstanding at the respective dates.

(2)	Weighted average maturity on total debt and weighted average interest rate on total debt excludes amounts drawn under the revolving credit facility, which expires on December 31, 2018.

EQUITY ONE, INC.
CONSOLIDATED DEBT MATURITY SCHEDULE
As of June 30, 2015 (unaudited)
(in thousands)

	Secured Debt		Unsecured Debt			Premium/(Discount) Scheduled Amortization	Total	Weighted average interest rate at maturity		Percent of debt maturing
Year	Scheduled amortization	Balloon payments	Revolving Credit Facilities	Senior Notes	Term Loan

2015	$3,483	$—	$—	$—	$—	$571	$4,054	—		0.4%
2016	6,901	68,499	—	105,230	—	854	181,484	6.0%		14.2%
2017	6,884	64,000	—	218,401	—	640	289,925	6.0%		22.8%
2018	7,110	82,503	79,000	—	—	270	168,883	4.7%	(1)	13.4%
2019	5,914	18,330	—	—	250,000	121	274,365	2.9%		21.5%
2020	5,875	—	—	—	—	(19)	5,856	—		0.4%
2021	5,835	12,561	—	—	—	(62)	18,334	5.9%		1.4%
2022	5,611	—	—	300,000	—	(78)	305,533	3.8%		24.0%
2023	5,860	1,221	—	—	—	47	7,128	7.5%		0.6%
Thereafter	13,151	2,793	—	—	—	(11)	15,933	8.1%		1.3%
Total	$66,624	$249,907	$79,000	$623,631	$250,000	$2,333	$1,271,495	4.6%	(1)	100.0%

(1) Excludes the revolving credit facility. Including the amounts drawn under the revolving credit facility, the weighted average interest rate would be 3.0% for 2018 and 4.3% in total.

EQUITY ONE, INC.
CONSOLIDATED DEBT SUMMARY
As of June 30, 2015 and December 31, 2014 (unaudited)
(in thousands)

Debt Instrument	Maturity Date	Rate		June 30, 2015	December 31, 2014	Percent of Overall Debt Maturing
Mortgage Debt
Pleasanton Plaza	06/01/2015	5.316%		$—	$19,634	—
Danbury Green	01/05/2016	5.850%		24,700	24,700	1.9%
1225-1239 Second Avenue	06/01/2016	6.325%		16,133	16,245	1.3%
Glengary Shoppes	06/11/2016	5.750%		15,370	15,521	1.2%
Magnolia Shoppes	07/11/2016	6.160%		13,152	13,292	1.0%
Culver Center	05/06/2017	5.580%		64,000	64,000	5.0%
Concord Shopping Plaza (2)	06/28/2018	1-month LIBOR + 1.35%		27,750	—	2.2%
Sheridan Plaza	10/10/2018	6.250%		58,898	59,449	4.6%
1175 Third Avenue	05/01/2019	7.000%		6,379	6,512	0.5%
The Village Center	06/01/2019	6.250%		15,032	15,234	1.2%
BridgeMill	05/05/2021	7.940%		6,657	6,846	0.5%
Talega Village Center (3)	10/01/2021	5.010%		10,938	11,080	0.9%
Westport Plaza	08/01/2023	7.490%		3,440	3,537	0.3%
Aventura Square / Oakbrook Square / Treasure Coast Plaza	02/28/2024	6.500%		21,693	22,599	1.7%
Von's Circle Center	10/10/2028	5.200%		9,620	9,867	0.8%
Copps Hill	01/01/2029	6.060%		16,312	16,694	1.3%
Total mortgage debt (15 loans outstanding)	3.89 years	5.63%	(1)	$310,074	$305,210	24.4%
Unamortized/unaccreted premium/(discount)				2,788	3,728	0.2%
Total mortgage debt excluding mortgage debt associated with properties held for sale (including unamortized/unaccreted premium/(discount))				$312,862	$308,938	24.6%

Mortgage Debt Associated with Properties Held for Sale
Webster Plaza (4)	08/15/2024	8.070%		$6,457	$6,568	0.5%
Total mortgage debt	9.13 years	8.07%	(1)	$6,457	$6,568	0.5%
Unamortized/unaccreted premium/(discount)				727	772	0.1%
Total mortgage debt on properties held for sale (including unamortized/unaccreted premium/(discount))				$7,184	$7,340	0.6%

Total mortgage debt (16 loans outstanding)	3.99 years	5.68%	(1)	$316,531	$311,778	24.9%
Unamortized/unaccreted premium/(discount)				3,515	4,500	0.3%
Total mortgage debt (including unamortized/unaccreted premium/(discount))				$320,046	$316,278	25.2%
See footnotes on following page.

EQUITY ONE, INC.
CONSOLIDATED DEBT SUMMARY
As of June 30, 2015 and December 31, 2014 (unaudited)
(in thousands)

Debt Instrument	Maturity Date	Rate		June 30, 2015	December 31, 2014	Percent of Overall Debt Maturing

Unsecured senior notes payable
5.375% senior notes (5)	10/15/2015	5.375%		$—	$107,505	—
6.00% senior notes	09/15/2016	6.000%		105,230	105,230	8.3%
6.25% senior notes	01/15/2017	6.250%		101,403	101,403	8.0%
6.00% senior notes	09/15/2017	6.000%		116,998	116,998	9.2%
3.75% senior notes	11/15/2022	3.750%		300,000	300,000	23.5%
Total unsecured senior notes payable	4.42 years	4.96%	(1)	$623,631	$731,136	49.0%
Unamortized/unaccreted premium/(discount)				(1,182)	(1,373)	(0.1%)
Total unsecured senior notes payable (including unamortized/unaccreted premium/(discount))				$622,449	$729,763	48.9%

Term Loan
$250MM - Term Loan (6)	02/13/2019	2.618%	(7)	$250,000	$250,000	19.7%
Total term loans	3.62 years	2.62%	(1)	$250,000	$250,000	19.7%

Revolving credit facilities
$600MM Line of Credit Unsecured	12/31/2018	1.217%		$79,000	$37,000	6.2%
Total revolving credit facilities	3.50 years	1.22%		$79,000	$37,000	6.2%

Total debt	4.14 years (8)	4.66%	(1) (8)	$1,269,162	$1,329,914	99.8%
Unamortized/unaccreted premium/(discount)				2,333	3,127	0.2%
Total debt (including unamortized/unaccreted premium/(discount))				$1,271,495	$1,333,041	100.0%

Senior Unsecured Debt Ratings
Moody’s				Baa2 (Stable)	Baa2 (Stable)
S&P				BBB (Stable)	BBB-(Positive)

(1)	Calculated based on weighted average interest rates of outstanding balances at June 30, 2015.

(2)	The loan balance bears interest at a floating rate of 1-month LIBOR + 1.35%. The effective interest rate on June 30, 2015 was 1.534%.

(3)
The stated loan maturity date is October 1, 2036; however, both the lender and the borrower have the right to exercise a call or early prepayment, respectively, on each of October 1, 2021, October 1, 2026 and October 1, 2031. It is deemed likely this right will be exercised and the shown maturity date is therefore October 1, 2021.

(4)	As of June 30, 2015, this property was classified as held for sale. The property did not meet the held for sale criteria as of December 31, 2014.

(5)	In April 2015, the company redeemed its $107.5 million 5.375% unsecured senior notes.

(6)
The interest rate for the term loan has been swapped to a fixed interest rate through three interest rate swaps. The indicated interest rate for the term loan and the weighted average interest rate for all debt instruments includes the effect of the swaps. As of June 30, 2015 and December 31, 2014, the fair value of one of our interest rate swaps consisted of an asset of $297,000 and $681,000, respectively, which is included in other assets in our condensed consolidated balance sheets. The fair value of the two remaining interest rate swaps consisted of a liability of $2.1 million and $952,000, respectively, which is included in accounts payable and accrued expenses in our condensed consolidated balance sheets.

(7)	The effective fixed interest rate on June 30, 2015.

(8)	Weighted average maturity in years and weighted average interest rate as of June 30, 2015 excludes the revolving credit facility which expires on December 31, 2018.

EQUITY ONE, INC.
BALANCE SHEETS & STATEMENTS OF OPERATIONS OF UNCONSOLIDATED JOINT VENTURES
June 30, 2015 (unaudited)
(in thousands)

BALANCE SHEETS OF UNCONSOLIDATED JOINT VENTURES			As of June 30, 2015
Co-Investment Partner	EQY Ownership Interest	Type	Total Assets	Total Debt	Total Equity	Pro-Rata Share Total Debt	Investment in Joint Venture (2)
DRA Advisors	20.0%	Retail/Office	$54,049	$—	$52,810	$—	$10,665
New York Common Retirement Fund	30.0%	Retail	307,947	135,665	148,004	40,700	44,028
Rider Limited Partnership	50.0%	Office	40,078	—	38,616	—	19,308
Total			$402,074	$135,665	$239,430	$40,700	$74,001

STATEMENTS OF OPERATIONS OF UNCONSOLIDATED JOINT VENTURES (3)			For the three months ended June 30, 2015
Co-Investment Partner	EQY Ownership Interest	Type	Total Revenues	Property Operating Expenses	Depreciation/ Amortization	Interest Expense (1)	Net Income	Cash NOI	Pro-Rata Share of Cash NOI
DRA Advisors	20.0%	Retail/Office	$1,592	$717	$412	$—	$462	$818	$164
New York Common Retirement Fund	30.0%	Retail	6,857	1,992	2,303	1,478	1,055	4,713	1,414
Rider Limited Partnership	50.0%	Office	1,524	312	301	—	907	1,114	557
Total			$9,973	$3,021	$3,016	$1,478	$2,424	$6,645	$2,135

			For the six months ended June 30, 2015
Co-Investment Partner	EQY Ownership Interest	Type	Total Revenues	Property Operating Expenses	Depreciation/ Amortization	Interest Expense (1)	Net Income	Cash NOI	Pro-Rata Share of Cash NOI
DRA Advisors	20.0%	Retail/Office	$2,999	$1,549	$791	$—	$643	1,511	$302
New York Common Retirement Fund	30.0%	Retail	14,667	5,138	4,537	2,953	1,971	9,171	2,751
Rider Limited Partnership	50.0%	Office	2,823	666	604	—	1,544	2,057	1,029
Total			$20,489	$7,353	$5,932	$2,953	$4,158	$12,739	$4,082

Note: Amounts shown above reflect 100% of the joint venture balance sheet and income statement line items, unless otherwise specified.

(1)	Interest expense includes amortization of deferred financing fees.

(2)	Excludes other investments in unconsolidated joint ventures and advances to unconsolidated joint ventures totaling $2.4 million.

(3)	In June 2015, our ownership interest in the GRI JV was redeemed. The statements of operations of unconsolidated joint ventures for the three and six months ended June 30, 2015 exclude the GRI JV.

EQUITY ONE, INC.
UNCONSOLIDATED PROPERTY STATUS REPORT
As of June 30, 2015 (unaudited)

								Number of tenants		Supermarket anchor				Average in-place base rent per leased SF
Property	JV	EQY Ownership %	Type	City, State	Year Built / Renovated	Total Sq. Ft.	Percent Leased	Leased	Vacant	Sq. Ft.	Name	Expiration Date	Other anchor tenants
1900/2000 Offices	DRA	20.0%	Office	Boca Raton, FL	1979 / 1982 / 1986 / 2007	116,635	75.8%	23	7				Garda Supplies Rental & Svcs	$16.93
Penn Dutch Plaza	DRA	20.0%	Retail	Margate, FL	1989	155,622	92.7%	18	3	70,358	Penn Dutch Food Center	12/31/2018	Youfit Health Clubs / Florida Career College	$10.49
Plantation Marketplace	DRA	20.0%	Retail	Plantation, FL	1963 / 1998	227,517	89.1%	33	4	43,386	Winn-Dixie	11/05/2024	Beall's / Fitness 1440 / Big Lots / Disability Law Claims / CVS / Nature's Sleep	$12.48
Rider Limited Partnership	CSC	50.0%	Medical Office	San Francisco, CA	1968	146,046	98.6%	50	2				Central Parking System	$34.05
Country Walk Plaza	NYCRF	30.0%	Retail	Miami, FL	1985 / 2006 / 2008	100,686	95.6%	26	3	39,795	Publix	10/23/2020	CVS Pharmacy	$19.45
Veranda Shoppes	NYCRF	30.0%	Retail	Plantation, FL	2007	44,888	100.0%	9	—	28,800	Publix	04/30/2027		$26.85
Northborough Crossing	NYCRF	30.0%	Retail	Northborough, MA	2011	645,785	99.3%	26	1	139,449	Wegmans	10/31/2036	TJ Maxx / Kohl's / BJ's / Golf Town USA / PetSmart / Michaels / Toys "R" Us / Dick's Sporting Goods / Eastern Mountain Sports	$14.22
Riverfront Plaza	NYCRF	30.0%	Retail	Hackensack, NJ	1997	128,968	98.6%	23	1	70,400	ShopRite	10/31/2027		$24.97
The Grove	NYCRF	30.0%	Retail	Windermere, FL	2004	151,752	96.6%	27	5	51,673	Publix	01/31/2029	LA Fitness	$19.53
Old Connecticut Path	NYCRF	30.0%	Retail	Framingham, MA	1994	80,198	100.0%	5	—	65,940	Stop & Shop	06/30/2019		$21.30

TOTAL UNCONSOLIDATED PROPERTIES PORTFOLIO (10)						1,798,097	95.4%	240	26	509,801				$17.71

EQUITY ONE, INC.
DEBT SUMMARY OF UNCONSOLIDATED JOINT VENTURES
As of June 30, 2015 and December 31, 2014 (unaudited)
(in thousands)

Co-Investment Partner	Debt Instrument	Equity One’s Ownership (1)	Maturity Date	Rate (1)	Balance as of June 30, 2015	Balance as of December 31, 2014

Mortgage Debt
GRI (2) (3)	Floating rate loan	—	06/28/2018	—	—	80,000
GRI (2)	Sparkleberry Square (Kroger)	—	06/30/2020	—	—	3,782
New York Common Retirement Fund	Equity One Country Walk LLC	30.0%	11/01/2015	5.22%	12,535	12,652
New York Common Retirement Fund	Equity One JV Sub CT Path LLC	30.0%	01/01/2019	5.74%	9,021	9,237
New York Common Retirement Fund	Equity One JV Sub Northborough LLC	30.0%	02/10/2021	4.18%	67,132	67,811
New York Common Retirement Fund	Equity One JV Sub Riverfront Plaza LLC	30.0%	10/10/2023	4.54%	24,000	24,000
New York Common Retirement Fund	Equity One JV Sub Grove LLC (4)	30.0%	12/23/2023	4.18%	22,500	22,500

	Net interest premium (5)				477	559

	Total debt				$135,665	$220,541

	Equity One’s pro-rata share of unconsolidated joint venture debt				$40,700	$49,416

(1)	Equity One's equity interest and rate in effect on June 30, 2015.

(2)	In June 2015, our ownership interest in GRI was redeemed. As part of the redemption, the company acquired Concord Shopping Plaza and the associated $27.8 million floating rate mortgage.

(3)
As of December 31, 2014, there were three separate loans, totaling $80 million, that were secured by Airpark Plaza Shopping Center, Concord Shopping Plaza and Presidential Markets, bearing interest at a weighted average rate of 1-month libor + 1.41%.

(4)
The loan balance bears interest at a floating rate of LIBOR + 1.35%, which has been swapped to a weighted average fixed rate of 4.18%. The fair value of the swap at June 30, 2015 was a liability of approximately $1.3 million.

(5)	Net interest premium is the total for all joint ventures.